                                                                     Exhibit 4.5
                                                                     -----------







                           THE SAVINGS-INVESTMENT PLAN
                                       OF
                              THE PITTSTON COMPANY
                              AND ITS SUBSIDIARIES

                (As Amended and Restated as of January 14, 2000)

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

PREAMBLE......................................................................1

ARTICLE I          DEFINITIONS................................................2

ARTICLE II         PARTICIPATION.............................................14
                   Prior Participants........................................14
                   New Participants..........................................14
                   Service for Participation.................................15
                   Application...............................................16
                   Notice, Election or Request by Participant
                     or Beneficiary..........................................15
                   Reemployment..............................................16

ARTICLE III        VESTING...................................................18
                   Contributions Other Than Matching
                     Contributions...........................................18
                   Matching Contributions....................................18
                   Service for Vesting.......................................19
                   Forfeitures...............................................19

ARTICLE IV         CONTRIBUTIONS.............................................20
                   Basic Salary Reduction....................................20
                   Supplemental Salary Reduction.............................21
                   Basic and Supplemental Contributions......................21
                   Matching Contributions....................................22
                   Supplemental Contributions Deemed
                     Basic Contributions.....................................23
                   Changes in Salary Reduction...............................23
                   Effect of Suspensions.....................................24
                   Resumption of Salary Reductions...........................24
                   Prohibition Against Reversion.............................24
                   Limitations Relating to Deferral and
                     Contribution Percentages................................25

ARTICLE V          INVESTMENT PROVISIONS.....................................30
                   Contributions to Fund.....................................30
                   Participant's Accounts....................................30
                   Investment of Basic, Supplemental,
                     and After Tax Contributions.............................31
                   Investment of Pre-1985 Contributions and
                     Matching Contributions..................................32
                   Company Stock Fund........................................32
                   Dividends and Stock Splits................................33
                   Stock Rights, Warrants and Options........................34

                                                                            Page
                                                                            ----

                   Valuation of the Funds....................................34
                   Account Statements........................................36
                   Voting Rights.............................................37
                   Confidentiality of Information............................39
                   Changes in Contributions and Transfers
                     Among Investment Funds..................................40

ARTICLE VI         DISTRIBUTION OF ACCOUNTS..................................42
                   Distribution of Contributions.............................42
                   Withdrawals of After-Tax Contributions,
                   Matching Contributions and Rollover
                   Contributions.............................................47
                   Withdrawals of Basic and Supplemental
                   Contributions.............................................49
                   Hardship Withdrawals......................................49
                   Suspension Rules..........................................52
                   Loans.....................................................53
                   Direct Rollover...........................................60
                   Administration of Loan and Withdrawal.....................61

ARTICLE VII        APPOINTMENT OF NAMED FIDUCIARIES..........................61
                   Named Fiduciaries.........................................61
                   Plan Administrator........................................62
                   Appointment of Pension Committee..........................62
                   Appointment of the Administrative
                   Committee.................................................62
                   Existence of Committees...................................62
                   Vacancies and Resignations................................63
                   Committee Officers........................................63
                   Committee Meetings........................................63
                   Employment of Experts.....................................64
                   Committee Compensation....................................64
                   Payment of Expenses.......................................64
                   Binding Action............................................65
                   Service in Various Fiduciary Capacities...................65

ARTICLE VIII       POWERS AND DUTIES OF NAMED FIDUCIARIES....................65
                   Board Powers and Duties...................................65
                   Pension Committee Powers and Duties.......................67
                   Administrative Committee Powers and
                     Duties..................................................67
                   Administrative Powers.....................................72
                   Funding Agent Duties......................................73
                   Administrative Delegate Duties............................73

ARTICLE IX         FIDUCIARY RESPONSIBILITY..................................74

                                                                            Page
                                                                            ----

                   General Standard of Care..................................74
                   Prohibited Transactions...................................75
                   Limitation of Liability for Acts of
                     Co-fiduciaries..........................................75
                   Fiduciary Liability Limited to That
                     Imposed by ERISA........................................76
                   Indemnification of Fiduciaries............................77
                   Bonds Not Required........................................77
                   Fiduciary Discretion......................................77

ARTICLE X          LIMITATION OF RIGHTS AND OBLIGATIONS......................78
                   Plan Is Voluntary.........................................78
                   Plan Does Not Create Employment Rights....................79
                   Distributions Only From Fund..............................80

ARTICLE XI         CONTRIBUTIONS LIMITATIONS IMPOSED BY LAW..................80
                   Limitation on Company Contributions.......................80

ARTICLE XII        AMENDMENT AND TERMINATION.................................84
                   Amendment.................................................84
                   Termination...............................................85
                   Allocation of Assets upon Termination.....................85

ARTICLE XIII       LIMITATION ON ASSIGNMENT..................................86
                   Protection of Beneficiaries...............................86
                   Incompetence of Participant or
                     Beneficiary.............................................87

ARTICLE XIV        PARTICIPATION BY ADDITIONAL COMPANIES.....................88
                   Eligibility...............................................88
                   Commencement of Participation.............................88
                   Effect of Participation...................................88
                   Termination of Participation..............................89

ARTICLE XV         TOP-HEAVY PROVISIONS......................................89

ARTICLE XVI        ROLLOVER CONTRIBUTIONS....................................94
                   General...................................................94
                   Requests to Make Rollover Contributions...................94
                   Crediting and Vesting of Rollover
                     Contributions...........................................95
                   Accounting for Rollover Contributions.....................96
                   Investment of Rollover Contributions......................96

ARTICLE XVII       MISCELLANEOUS.............................................96
                   Governing Laws............................................96
                   Necessary Parties.........................................96
                   Titles and Headings Not to Control........................97

                                                                            Page
                                                                            ----

                   Gender and Person.........................................97
                   Merger or Consolidation...................................97
                   Applicability of Plan Provisions..........................97
                   Military Service..........................................98


                   EXHIBIT A
                   EXHIBIT B
                   EXHIBIT C
                   EXHIBIT D
                   EXHIBIT E

                                    PREAMBLE

     The Savings-Investment Plan of The Pittston Company and its Subsidiaries (the "Plan"), as amended and restated as of January 14, 2000, is a continuation of the Plan as in effect immediately prior to such date. Effective January 14, 2000, the Plan is amended and restated to reflect the exchange of .4848 of a share of Pittston Brink's Group Common Stock for each outstanding share of Pittston BAX Group Common Stock and .0817 of a share of Pittston Brink's Group Common Stock for each existing share of Pittston Minerals Group Common Stock.

     The Plan was originally effective as of January 1, 1976, and has been amended from time to time. The Plan was last restated as of July 1, 1997.

     Except where the context expressly provides otherwise, changes effected by any amendments included in this Plan as restated as of January 14, 2000, shall not be applicable to any Participant who retired or died or whose employment otherwise terminated prior to January 14, 2000; all rights and benefits payable with respect to him shall be determined in accordance with the provisions of the Plan and Trust as in effect on such date of termination of employment.

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

     1.01. "Administrative Committee" means the committee established as such pursuant to Section 7.04.

     1.02. "Administrative Delegate" means one or more persons to which the Administrative Committee or any other Named Fiduciary has delegated administrative functions by written agreement or written direction of the Administrative Committee.

     1.03. "After-Tax Contribution" means (i) any contribution made by a Participant prior to 1985 and (ii) any contribution made by a Participant during the year 1985 or 1986 pursuant to Section 4.05 of the Plan as in effect during each of those years.

     1.04. "Basic Contribution" means a contribution made by the Company pursuant to Section 4.03 that is matched under Section 4.04.

     1.05. "BAX Exchange Ratio" means the ratio whereby .4848 of a share of Pittston Brink's Group Common Stock will be exchanged for each outstanding share of Pittston BAX Group Common Stock on the Exchange Date.

     1.06. "Beneficiary" means the person or persons last designated by a Participant, pursuant to rules of the Administrative Committee, to receive a distribution under Article VI following the Participant's death. If each person so designated is an individual and there is no such individual living at the death of the Participant, or if no such person has been designated, then the Participant's Beneficiary shall be his surviving spouse or, if he has none, then his estate.

         Notwithstanding the foregoing, if a Participant who has at least one Hour of Service after August 22, 1984, dies with a surviving spouse, any such spouse shall be his Beneficiary and any designation in accordance with the foregoing paragraph of another person (or persons) as the Participant's Beneficiary shall not be effective unless (i) such spouse consented to such designation in the manner provided below or (ii) no such consent was necessary because such spouse could not be located (or because of such other circumstances as may be prescribed in Treasury regulations); provided, however, that (i) a spouse's rights hereunder shall, in accordance with the provisions of Section 13.01, be subject to the requirements of any qualified domestic relations order, and (ii) to the extent permitted under Section 4l4(p) of the Code, the validity of any Beneficiary designation in effect before January 1, 1985 shall be determined without regard to this paragraph.

     Any spousal consent to a designation of Beneficiary hereunder must be given in writing at the time of such designation, must acknowledge the effect of such Beneficiary designation (including acknowledgment of the identity of the Beneficiary that will be applicable) and must be witnessed by a notary public.

     Any payment made under the Plan to any Beneficiary in reasonable reliance on (i) a written statement by the Participant that he was unmarried, (ii) a spousal consent that on its face conformed to the requirements set forth above or (iii) evidence establishing to the Administrative Committee's satisfaction that a Participant's spouse could not be located at the time of a Beneficiary designation shall satisfy the Plan's liability for such payment, to the extent thereof (and the Plan shall have no liability to a spouse to such extent).

     1.07. "Board" means the Board of Directors of the Parent Company.

     1.08. "Code" means the Internal Revenue Code of l986, as amended, and regulations thereunder as in effect from time to time.

     1.09. "Common Stock" means on or after January 19, 1996, and prior to the Exchange Date, Pittston Brink's Group Common Stock, Pittston BAX Group Common Stock and Pittston Minerals Group Common Stock, and on and after the Exchange Date, Pittston Brink's Group Common Stock.

     1.10. "Company" means the Parent Company and any Subsidiary which participates in the Plan pursuant to Article XIV, and each of them.

     1.11. "Company Stock Fund" means the investment fund to which Matching Contributions are made as provided in Section 4.04 and which are as invested as provided in Section 5.05.

     1.12. "Component Member" means (a) the Company; (b) any corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and
(e)(3)(C)), provided such group includes the Company; (c) any trade or business (whether or not incorporated) which is controlled by or under common control with the Company; or (d) a member of an affiliated service group of which the Company is a member according to Section 4l4(m) of the Code.

     1.13. "Contribution" means a Basic Contribution or Supplemental Contribution made by the Company in respect of a Salary reduction and any Matching Contribution by the Company.

     1.14. "Disability" means a mental or physical impairment such that the Participant is eligible to receive disability benefits under the Social Security laws. A Participant who incurs a Disability shall be considered to have terminated his employment with all Component Members for purposes of the Plan as of the later of the date of a letter received by the Participant notifying him that he is eligible to receive disability benefits under the Social Security laws or the date he is entitled to receive such disability benefits.

     1.15. "Effective Date" means January 1, 1976, or, with respect to a corporation which adopts the Plan with the approval of the Board as of a time subsequent to that date, the date the Board's approval is effective with respect to such corporation.

     1.16. "Employee" means any individual in the employ of the Company, and any employee of a corporation (or division thereof) which becomes a Company but excluding (a) a member of the Board of Directors of the Company who is not employed by the Company in any other capacity, (b) any individual who is covered by a collective bargaining agreement, unless such agreement provides for Plan participation and the Administrative Committee has approved participation by members of the collective bargaining unit at the location, (c) effective January 1, 1996, sorters and casual employees (individuals employed on a temporary basis to fill in for employees on medical or other leaves) of BAX Global Inc. (or any of its subsidiaries) working at the hub facility, and (d) any employee who performs classified work covered or previously covered by a collective bargaining agreement entered into by a Company and the International Union, United Mine Workers of America.

     For purposes hereof, any "leased employee" (within the meaning of Section 414(n) of the Code) of the Company shall be considered an Employee, but during any such period he shall neither become a Participant nor accrue any benefit.

     1.17. "Employment Year" means a consecutive twelve-month period beginning on (i) the date the Employee completes his first Hour of Service and (ii) each anniversary of such date.

     1.18. "ERISA" means the Employee Retire-ment Income Security Act of 1974 and regulations thereunder, as from time to time amended and in effect.

     1.19. "Exchange Date" means January 14, 2000, the date as of which Pittston Brink's Group Common Stock was exchanged for outstanding shares of Pittston BAX Group Common Stock and Pittston Minerals Group Common Stock.

     1.20. "Fiduciary" means a person or entity as defined in Section 3(21) of ERISA.

     1.21. "Fund" means the property or cash from time to time held by the Funding Agent, to which contributions hereunder are made and from which benefits and expenses hereunder are paid.

     1.22. "Funding Agent" means the Fiduciary or Fiduciaries selected by the Parent Company in accordance with Article VII to receive contributions under the Plan and to hold, manage or invest Plan assets, and/or to distribute benefits and pay expenses; provided, however, that such person or persons shall not be deemed to be a Funding Agent with respect to any administrative functions delegated by written agreement under which it or they act as Administrative Delegate or by written direction of the Administrative Committee with respect thereto.

     1.23. "Highly Compensated Employee" means effective January 1, 1997, any employee who is a "highly compensated employee" under Section 414(q) of the Code (which means any employee of the Company or any Component Member who (a) in the current Plan Year or in the preceding Plan Year, owns (or is considered to own within the meaning of Code Section 318) more than five percent of the Common Stock of the Parent Company (b) whose annual compensation (as defined in Code
Section 415(c)(3)) for the prior Plan Year, exceeds $80,000 or such greater amount as may be permissible under Section 414(q)(1) of the Code).

     1.24. "Hour of Service"

          (a) An "Hour of Service" means:

               (i) each hour for which an employee is directly or indirectly paid or entitled to payment by a Component Member for the performance of duties;

               (ii) each hour for which back pay, irrespective of mitigation of damages, has been awarded him or agreed to be paid him by a Component Member; and

               (iii) each hour for which he is directly or indirectly paid or entitled to payment for reasons (such as vacation, sickness or disability) other than the performance of duties.

          (b) Hours of Service shall be credited whether occurring before or after the Effective Date; provided, however, that such hours shall not be credited if the employer was not a Component Member at the time they would otherwise be counted. Hours of Service prior to the Effective Date shall be approximated by the Administrative Committee from reasonably accessible records, or in the absence of such records shall be reasonably estimated by the Administrative Committee. Hours of Service shall be determined in a manner consistent with Department of Labor regulations, including regulation Sections 2530.200b-2(b), 2530.200b-2(c) and 2530.200b-3. For
     employees whose compensation is not determined on the basis of certain amounts for each hour worked during a given period, Hours of Service may be determined by crediting such employees with ten Hours of Service for each day for which such employees would be credited with Hours of Service if the compensation of such employees were instead determined on the basis of certain amounts for each hour worked.

          (c) In determining whether an Employee has rendered 501 Hours of Service for this purpose, an Employee will not be deemed to have fewer than 501 Hours of Service in any Employment Year during which the Employee begins a maternity or paternity absence (or in the next following year if the Employee otherwise performs at least 501 Hours of Service in the year such absence begins).


     1.25. "Matching Contribution" means a contribution made pursuant to Section
4.04 (and shall include all Company contributions made prior to 1985).

     1.26. "Minerals Exchange Ratio" means the ratio whereby .0817 of a share of Pittston Brink's Group Common Stock will be exchanged for each outstanding share of Pittston Minerals Group Common Stock on the Exchange Date.

     1.27. "Named Fiduciary" means the Board, the Pension Committee, the Administrative Committee and each Funding Agent (other than with respect to administrative functions as provided in Section 1.22).

     1.28. "Normal Retirement Age" means the later of the attainment of age 65 or the fifth anniversary of the date a Participant became eligible to participate in the Plan.

     1.29. "Parent Company" means The Pittston Company and any successor thereto.

     1.30. "Participant" means an Employee who participates in the Plan as provided in Article II and who has not ceased to be a Participant through death, payment of all benefits due him, or otherwise.

     1.31. "Pension Committee" means the committee established as such pursuant to Section 7.03.

     1.32. "Pittston Stock Fund" means the investment fund to which Participants may make Basic and Supplemental Contributions as provided in Section 5.03 and which are invested in Common Stock.

     1.33. "Plan" means the "Savings-Investment Plan of The Pittston Company and Its Subsidiaries" as set forth herein and as modified or amended from time to time.

     1.34. "Plan Year" means the calendar year.

     1.35. "Salary" means the regular compensation (determined prior to the application of any Salary reduction election under Section 4.01 or Section 4.02 or under any other plan of deferred compensation) paid to or for an Employee for services rendered to the Company, including any commissions or bonuses, but excluding any overtime or premium pay, living or other expense allowances, and contributions by the Company under Section 4.04 or under any other plan of deferred compensation in respect of any Salary reduction. For this purpose, overtime or premium pay shall mean amounts paid for hours for which a premium rate is paid because such hours are in excess of the maximum workweek applicable to an employee under Section 7(a) of the Fair Labor Standards Act of 1938, as amended, or because such hours are in excess of the employee's standard workweek or workday. The maximum amount that may be taken into account as a Participant's Salary for any Plan Year beginning after 1993 shall be $150,000, as such amount may be adjusted in accordance with Section 401(a)(17) of the Code.

     1.36. "Subsidiary" means any corporation more than 50% of the outstanding voting stock of which is owned by the Company, by the Company and one or more Subsidiaries or by one or more Subsidiaries.

     1.37. "Supplemental Contribution" means a contribution made by the Company under Section 4.02 that is not matched under Section 4.04.

     1.38. "Valuation Date" means each business day of each Plan Year.

     1.39. "Year of Service" means an Employment Year during which the Employee is credited with at least 1,000 Hours of Service.

                                   ARTICLE II
                                   ----------
                                  PARTICIPATION
                                  -------------

     2.01. Prior Participants. Each Employee who is a "Participant" (or who is eligible to participate) in the Plan on January 13, 2000, shall continue as a Participant (or to be eligible to participate) hereunder.

     2.02. New Participants. Each Employee who is not a Participant or not eligible to participate under Section 2.01 and who makes application pursuant to
Section 2.04 shall thereafter become a Participant on the first day of the month which is next following the date on which he completes his first six months of employment with the Company if he renders at least 1,000 Hours of Service during such six-month period. If an Employee does not complete at least 1,000 Hours of Service in such six-month period, he shall be eligible to become a Participant on the first day of the month which is next following the close of any full 12-month period during which he completes at least 1,000 Hours of Service.

     2.03. Service for Participation. All of an Employee's service with Component Members shall be taken into account for purposes of determining his eligibility to participate.

     2.04. Application. Prior to his becoming a Participant, an Employee shall deliver to the Company or to the Administrative Delegate an executed application containing such information as may be required by the Administrative Committee or the Administrative Delegate.

     2.05. Notice, Election or Request by Participant or Beneficiary. Any notice, election or request by a Participant or Beneficiary under the Plan shall be in writing on a form prescribed by the Administrative Committee and delivered to it or, if the Administrative Committee so determines, to the Company. The Administrative Committee may, however, determine that any such notice, election or request may be given to the Administrative Delegate or the Funding Agent orally or in writing. Any notice or election pursuant to Articles IV, V or VI shall become effective as soon as administratively practicable after receipt of such notice or election by the Administrative Committee or the Administrative Delegate. If the Participant or Beneficiary shall so request in any such notice or election, written confirmation thereof shall promptly be given to such Participant or Beneficiary. A request in any notice for a change of address or a change in beneficiary will be made effective as soon as administratively practicable after receipt of such notice by the Administrative Delegate.

     2.06. Reemployment. If an Employee terminates employment and is later reemployed by a Company as an Employee, (i) if he was a Participant or was eligible to participate at the time of his reemployment, he shall be eligible to commence participation on the date of his employment, or (ii) if he was not eligible to participate at the time of his prior termination, he shall be eligible to become a Participant at such time as he shall satisfy the requirements of Section 2.02, taking into account his prior employment and Hours of Service at the time of his prior termination.

     If the Participant shall not have received a distribution under Section
6.01 of the full value of his vested benefits with respect to his prior termination of service, any amount standing to his credit at the time of his resumption of service shall continue to his credit as though his service had been continuous. If (i) a Participant is reemployed before he has five consecutive intervening one-year breaks in service, (ii) he shall have received a distribution under Section 6.01 of the full value of his vested benefits but such value was less than the then full value of the amount standing to his credit at the time of his prior termination of his service (including any credit in respect of the Plan Year in which his service terminated) and (iii) he repays in cash, within five years after the date he is reemployed, the amount that was distributed to him with respect to such prior termination, then an amount equal to the full amount that was standing to his credit at the time of his prior termination shall be recredited to his accounts in one or more of the Funds (other than the Company Stock Fund), as selected by the Participant.
In any such
case, the Company shall pay into the Plan the excess of the amount to be so recredited over the amount repaid by the Participant. No reinstatement of amounts shall occur upon a Participant's reemployment except to the extent provided above. For purposes hereof, a one-year break in service is an Employment Year in which the Participant is credited with fewer than 501 Hours of Service.

                                   ARTICLE III
                                   -----------
                                     VESTING
                                     -------

     3.01. Contributions Other Than Matching Contributions. A Participant shall at all times have a nonforfeitable right to the value of his accounts established pursuant to Section 5.02 which are attributable to the Basic Contributions or Supplemental Contributions made by the Company on his behalf or to After-Tax Contributions made by the Participant.

     3.02. Matching Contributions. Participants shall have a nonforfeitable right to their accounts established pursuant to Section 5.02 which are attributable to Matching Contributions by the Company to the extent of (x) 50% when they have three Years of Service, (y) 75% when they have four Years of Service and (z) 100% at all times after five Years of Service, except that a Participant whose first Hour of Service occurs on or before October 1, 1987, shall at all times have a nonforfeitable right to 100% of his Matching Contributions account. A Participant who reaches his Normal Retirement Age shall have a fully vested nonforfeitable interest in the Matching Contributions made by the Company on his behalf.

     3.03. Service for Vesting: All of an Employee's service with Component Members (from the date such entity became a Component Member unless an earlier date is specified by the Parent Company or the Administrative Committee) shall be taken into account for purposes of determining vesting in Matching Contributions.

     3.04. Forfeitures. If a Participant whose first Hour of Service occurs after October 1, 1987, terminates service without a fully vested right to benefits pursuant to Section 3.02, he shall forfeit the percentage of the balance in his Plan accounts that is not vested in accordance with Section 3.02 as of the last day of the Plan Year in which he has five consecutive one-year breaks in service (as defined in Section 2.06), subject to the provisions of
Section 2.06; provided, however, that the amount not vested shall be forfeited immediately in the case of a Participant who receives a lump-sum payment from the Plan under Section 6.01. Any forfeitures which arise under the Plan pursuant to this Section or for any other reason shall be applied against contributions otherwise required to be made pursuant to Section 4.04 and shall not be used to increase benefits to any Participant or Beneficiary.

                                   ARTICLE IV
                                   ----------
                                  CONTRIBUTIONS
                                  -------------

     4.01. Basic Salary Reduction. In respect of each pay period, each Participant may elect to reduce his Salary by a whole percentage (i.e., 1% and multiples thereof) which shall be not less than 1% or more than 5% of his Salary for that period in order to have Basic Contributions made on his behalf under
Section 4.03; provided, however, that the maximum annual amount of a Participant's Salary reduction for any calendar year after 1986 (other than a Salary reduction satisfying the requirements of A.9 of Treasury Notice 87-13 relating to Section 1105(c)(5) of the Tax Reform Act of 1986) under this Section
4.01 and Section 4.02 shall be $7,000 in the aggregate (adjusted for inflation as provided in Section 402(g)(5) of the Code); and provided, further, that, if application of a Participant's Salary reduction for any pay period would cause such maximum amount to be exceeded, his Salary reduction for such pay period shall be limited to such dollar amount as will cause such maximum amount not to be exceeded.

     4.02. Supplemental Salary Reduction. Subject to the maximum annual amount specified in Section 4.01, a Participant electing a Salary reduction of at least 5% may elect to reduce his Salary by an additional whole percentage, not in excess of an additional 10% of his Salary for each pay period, in order to have Supplemental Contributions made on his behalf under Section 4.03.

     4.03. Basic and Supplemental Contributions. Each Company will contribute monthly to the Fund an amount in respect of and equal to the aggregate amount of the Salary reductions that are to be made for such month by that Company's Participants under Sections 4.01 and 4.02.

     4.04. Matching Contributions. As soon as practicable after the end of each month with respect to which Basic Contributions are made, each Company shall contribute an amount to the Fund equal to a fixed percentage of the Basic Contributions made on behalf of each Participant employed by that Company in respect of Salary paid by such Company. The fixed percentage contributed by each Company shall be 100%, unless the Administrative Committee adopts a lower percentage of Matching Contributions for that Company's own Employees or the Employees at any of its own Subsidiaries, divisions or operations, or any part thereof. Any such action adopting a rate of Matching Contributions that is less than 100% shall be announced to the affected Employees as soon as practicable and the Administrative Committee shall adopt such rules and procedures as may be necessary or desirable in order to implement the reduced rate of Matching Contributions.

     The Parent Company may, in its discretion, satisfy any part or all of the contribution requirements of this Section 4.04 by transferring to the Company Stock Fund shares of Common Stock of the Parent Company. All such contributions of shares shall be made as soon as practicable after the end of the month with respect to which the related Basic Contributions are made and shall be made in accordance with Section 408(e) of ERISA.

     Section 4.05. Supplemental Contributions Deemed Basic Contributions. Subject to applicable Plan limitations (including those set forth in Section 4.01, Section 4.10 and Article XI), in any Plan Year for which Supplemental Contributions have been made on behalf of a Participant but such Participant's aggregate Basic Contributions for such Plan Year are less than 5% of his Salary due to a reduction in Basic Contributions as a result of the application of the limitation set forth in Section 4.l0, such Supplemental Contributions shall be considered Basic Contributions (subject to the 5% limitation) and a Matching Contribution shall be made with respect thereto for such Plan Year.

     4.06. Changes in Salary Reduction. A Participant shall designate the percentage of his Salary reduction by notice pursuant to Section 2.05 and shall authorize the

Company to make such Salary reductions. The percentage of Salary reduction that a Participant designates shall continue in effect until changed by the Participant. A Participant may at any time suspend his Salary reductions by notice pursuant to Section 2.05.

     4.07. Effect of Suspensions. A Participant may not accumulate and carry forward suspended Salary reductions for later payment. Suspension of a Participant's contributions shall not otherwise affect his withdrawal rights under Sections 6.02, 6.03 or 6.04.

     4.08. Resumption of Salary Reductions. A Participant who has voluntarily suspended Salary reductions may resume Salary reductions by giving notice pursuant to Section 2.05.

     4.09. Prohibition Against Reversion. All contributions made by the Company (whether Basic, Supplemental or Matching Contributions) shall be applied to provide benefits to Participants as described herein and at no time shall any contribution (or portion thereof) revert to the Company except as follows:

          (a) a contribution which is made by the Company by a mistake of fact may be returned to the Company within one year after the payment of the contribution; and

          (b) a contribution conditioned on deductibility thereof under Section 404 of the Code may, to the extent that the deduction is not allowed, be returned to the Company within one year after the disapproval of the deduction, and it shall be presumed that all contributions are conditioned on deductibility.

     Any contribution returned as a result of denial of the related deduction or because it was made because of a mistake of fact shall only be adjusted to reflect its proportionate share of the Trust Fund's loss, if any.

     In the event that a Basic or Supplemental Contribution is returned to the Company hereunder, the Company shall refund such Basic or Supplemental Contribution to the Participant on whose behalf such Contribution was made.

     For purposes of the foregoing, in the event that the alternative limits imposed by Treasury Regulation Section 1.401(m)-2 are exceeded, the Administrative Committee shall determine the method of recovery in accordance with rules and procedures prescribed by the Administrative Committee and in accordance with applicable Treasury regulations.

     4.10. Limitations Relating to Deferral and Contribution Percentages. Effective January 1, 1997, neither the deferral nor the contribution percentages (as defined below) for the eligible Highly Compensated Employees for any Plan Year may exceed the greater of (A) or (B), as follows:

          (A) the deferral or contribution percentage for the prior Plan Year, as the case may be, for all other eligible Employees, times 1.25; or

          (B) the deferral or contribution percentage for the prior Plan Year, as the case may be, for all other eligible Employees, times two; provided, however, that any such percentage for the eligible Highly Compensated Employees shall not exceed the corresponding percentage for all other eligible Employees for the prior Plan Year by more than two percentage points.

     The deferral percentage for a specified group of eligible Employees for any Plan Year shall be the average of the ratios (calculated separately) for each Employee in such group of (i) the aggregate amount of the Basic and Supplemental Contributions made on his behalf for such Plan Year, to (ii) the Employee's "Compensation" for such Plan Year (for periods during which he is an eligible Employee).

     The contribution percentage for a specified group of eligible Employees for any Plan Year shall be the average of the ratios (calculated separately) for each Employee in such group of (x) the aggregate amount of Matching Contributions made on his behalf for such year and any Basic or Supplemental Contributions made on his behalf for such year that are taken into account to satisfy the tests for the contribution percentages under this Section, to (y) the

Employee's "Compensation" for such Plan Year (for periods during which he is an eligible Employee).

     For purposes hereof, "Compensation" shall be defined as provided in Section 414(s) of the Code, taking into account Basic and Supplemental Contributions and any other amounts as permitted in Section 414(s)(3) of the Code (subject, for any Plan Year beginning after 1993, to a maximum limit of $150,000, as such amount may be adjusted in accordance with Section 401(a)(17) of the Code).

     Effective January 1, 1997, if the deferral or contribution percentage for an eligible Highly Compensated Employee would be more than the amount permitted under the foregoing limitations for any Plan Year, the excess amount of Matching Contributions or the excess amount of Basic and Supplemental Contributions shall, in accordance with directions or procedures of the Administrative Committee, be determined by (i) calculating the dollar amount of such excess deferrals or contributions by reducing the maximum percentage of Basic and Supplemental Contributions or Matching Contributions, as the case may be, to an adjusted maximum percentage which shall be the percentage that would cause one of the tests described above to be satisfied in respect of Basic and Supplemental Contributions or Matching Contributions, respectively, if each Highly Compensated Employee who designated a percentage greater than such adjusted maximum percentage had instead designated such percentage and (ii) reducing the Basic and Supplemental Contributions or Matching Contributions, as the case may be, of the Highly Compensated Employees with the highest amount of such deferrals or contributions until the dollar amount of excess deferrals or Matching Contributions determined in clause (i) has been distributed to such Highly Compensated Employees. Such excess amounts (adjusted to reflect earnings to the extent and in the manner required by Sections 401(k) and 40l(m) of the Code and applicable Treasury Regulations) shall be paid directly to an affected Highly Compensated Employee within 2-1/2 months after the end of the Plan Year in which the excess was contributed. Notwithstanding the above, the Administrative Committee may direct that excess Matching Contributions which are not vested be forfeited after the end of the Plan Year in which the excess was contributed.

         No Participant may elect a Salary reduction for any Plan Year which the Administrative Committee determines would result in a deferral or contribution percentage which exceeds the limitations of this Section 4.10 or which would result in any excess Contributions. At the beginning of the first and fourth quarters of each Plan Year, and at such other times as the Administrative Committee may determine to be necessary or advisable, the Administrative Committee shall review the Salary reduction elections made for such Year to determine whether the deferral or contribution percentage limitations of this Section will be satisfied, and the Administrative Committee may at any time reduce the maximum rate of Salary reduction elected by Highly Compensated Employees for such year to the extent that the Administrative Committee determines that such reduction is necessary to assure that the deferral and contribution percentages do not exceed such limitations.

     The deferral and contribution percentages for eligible Highly Compensated Employees and for eligible Employees who are not Highly Compensated Employees and any excess Matching Contributions or excess Basic and Supplemental Contributions shall be determined in accordance with any requirements established by applicable Treasury Regulations, and the foregoing provisions of this Section shall be interpreted and administered in accordance with such Treasury Regulations.

                                    ARTICLE V
                                    ---------
                              INVESTMENT PROVISIONS
                              ---------------------

     5.01. Contributions to Fund. All Contributions under the Plan shall be made to the Funding Agent to become part of the Fund.

     5.02. Participants' Accounts. The Administrative Committee or the Administrative Delegate pursuant to the written instructions of the Administrative Committee will maintain a separate Basic Contributions account, Supplemental Contributions account, Matching Contributions account and After-Tax Contributions account in the Fund for each Participant for periods after 1984 and separate accounts for Company and Employee contributions made prior to 1985.

     5.03. Investment of Basic, Supplemental, Rollover and After-Tax Contributions. All Basic, Supplemental, Rollover and After-Tax Contributions made to the Fund on a Participant's behalf will be invested by the Funding Agent as soon as practicable after receipt of such Contributions. The Funding Agent shall invest such Contributions in one or more of the funds (other than the Company Stock Fund) described in Exhibit C to the Plan, in accordance with one or more elections made by such Participant pursuant to Sections 2.05 and 5.12; provided, however, that Rollover and After-Tax Contributions may not be invested in the Pittston Stock Fund; and provided, further, that, unless a Participant shall make such an election with respect to his accounts as of April 1, 1996, the respective amounts representing the value of such accounts (including Contributions made in respect of March 1996) shall, without any action by or on behalf of such Participant, be transferred and invested as provided in Exhibit C to the

Plan until such time as such Participant shall make an election after April 1, 1996, pursuant to this Section 5.03 and provided, further, that any election for investment of Basic or Supplemental Contributions in the Pittston Stock Fund may be made, and shall be effective, only subject to the condition set forth in paragraph B of Exhibit C. Any such election shall direct that such Contributions be invested in increments of a whole percentage.

     5.04. Investment of Pre-1985 Contributions and Matching Contributions. All pre-1985 contributions will be held in the Company Stock Fund (including dividends and any other earnings thereon), unless transferred pursuant to
Section 5.12. All Matching Contributions made to the Fund will be invested by the Funding Agent in the Company Stock Fund (including dividends and any other earnings thereon), as soon as practicable after receipt thereof.

     5.05. Company Stock Fund. Effective January 1, 2000, all Matching Contributions to the Company Stock Fund and any dividends or other earnings of such Fund will be invested in shares of Pittston Brink's Group Common Stock solely in accordance with directions specified by the Administrative Committee, except that cash held in or contributed to such Fund may be invested by the Funding Agent in a short-term investment fund in accordance with such directions. As of the Exchange Date, all shares of Pittston BAX Group Common

Stock and Pittston Minerals Group Common Stock held in the Company Stock Fund shall be converted into shares of Pittston Brink's Common Stock by multiplying the number of shares of Pittston BAX Group Common Stock and Pittston Minerals Group Common Stock held in the Company Stock Fund by the BAX Exchange Ratio or the Minerals Exchange Ratio, respectively. Investments and reinvestments in Common Stock shall be made by the Funding Agent pursuant to directions from time to time given by the Administrative Committee (i) by acquisition from the trustee under the Employee Benefits Trust Agreement dated as of December 7, 1992, as amended, or (ii) by purchases on the New York Stock Exchange.

     5.06. Dividends and Stock Splits. Dividends or other distributions with respect to shares of Common Stock or on other securities held by the Funding Agent in the Company Stock Fund or in the Pittston Stock Fund described in Exhibit C shall be reinvested in such Company Stock Fund or such Pittston Stock Fund, as the case may be. Shares of Common Stock received by the Funding Agent in respect of a split or other adjustment of such Common Stock shall be held in the Company Stock Fund or such other investment fund, as the case may be and shall be credited as of the ex-dividend date.

     5.07. Stock Rights, Warrants and Options. In the event that any rights, warrants or options for the acquisi-tion of additional shares of Common Stock, or other property, are distributed with respect to shares of Common Stock held in the Company Stock Fund, the Funding Agent shall exercise such rights, warrants or options as and to the extent, if any, directed by the Administrative Committee. If and to the extent that other property is received or rights, warrants or options are not exercised, the Funding Agent shall sell such property or any remaining rights, warrants or options in the open market as directed by the Administrative Committee, provided there is any market therefor, and shall credit the proceeds to the Company Stock Fund.

     5.08. Valuation of the Funds. The Funding Agent shall determine the fair market value of the investments held by the Fund as of each Valuation Date in a manner consistent with the terms of the Plan and any agreement with the Funding Agent, and in accordance with a method consistently followed and uniformly applied. After each Valuation Date the Administrative Delegate shall adjust each Participant's accounts in accordance with each such valuation by allocating net gains or losses and process additions to and withdrawals from such Participant's accounts in the following manner:

          (a) The Funding Agent shall first compute the fair market value of securities and/or the other assets comprising each investment fund constituting the Fund. Each Participant's account shall be adjusted by applying the closing market price of the investment fund on the date to the share/unit balance of the investment fund as of the close of business on the applicable Valuation Date.

          (b) The Funding Agent shall then account for any deposits (i.e., Contributions, loan repayments, transfers into the fund, and such other deposits as the Plan may allow) or withdrawals (i.e., final distributions, in-service withdrawals, hardship withdrawals, loans from the investment fund, transfers and such other withdrawals as the Plan may allow) made to or from a specific designated investment fund by any Participant. Such adjustments in the amounts credited to such accounts shall be made on the business day to which the investment activity relates. Contributions received by the Funding Agent shall be allocated to Participants' accounts as soon as administratively practicable following the date such contribution was received by the Funding Agent.

          (c) Notwithstanding paragraphs (a) and (b) above, in the event a pooled investment fund is created as a designated investment fund for the Plan, valuation of the pooled investment fund and allocation of earnings of the pooled investment fund shall be governed by the written agreement establishing such pooled investment fund. The provisions of any such written agreement shall be deemed to be part of this Plan.

          (d) It is intended that this Section 5.08 shall operate to allocate among Participants' accounts in the Fund all income of the Fund and changes in the value of the assets of the Fund.

     5.09. Account Statements. The Administrative Delegate shall submit to each Participant (or Beneficiary), a statement of such Participant's accounts as of the close of each Plan Year and, if prescribed by directions of the Administrative Committee, as of any other semiannual, quarterly or monthly date during the Plan Year as so prescribed.

     5.10. Voting Rights.

          (a) Each Participant is entitled to direct the Funding Agent as to the manner in which shares of Common Stock attributable to his Company Stock Fund account or his Pittston Stock Fund account are to be voted. The Funding Agent shall notify Participants of each occasion for the exercise of voting rights within a reasonable time before such rights are to be exercised and such notification shall include all the information that the Parent Company distributes to shareholders regarding the exercise of such rights.

          (b) Participants may vote fractional rights to shares. The combined fractional rights to shares shall be voted to the extent possible to reflect the direction of the Participants holding fractional rights to shares.

          (c) Common Stock and fractional rights as to which the Funding Agent shall not have received timely written voting directions by a Participant and any Common Stock held for allocation to Participants' accounts shall be voted proportionately with Common Stock and fractional rights as to which such directions by Participants were so received.

          (d) Each Participant (or, in the event of his death, his Beneficiary) with any Common Stock attributed to his account is entitled to direct the Funding Agent in writing as to the manner in which the Funding Agent shall respond to a tender or exchange offer (or any similar offer) with respect to full shares of such Common Stock, and the Funding Agent shall respond in accordance with such directions. The Parent Company shall endeavor to cause each Participant (or Beneficiary) to be provided with such information and forms as are distributed to shareholders of the

     Parent Company in connection with such tender or exchange offer. If the Funding Agent shall not have received timely written directions as to the response to such offer, the Funding Agent shall not tender or exchange any shares of Common Stock attributable to such account, and the Funding Agent shall have no discretion in such matter.

          (e) The Funding Agent shall exercise other rights in relation to Common Stock attributable, or held for allocation to, the accounts of Participants, as and to the extent, if any, directed by the Administrative Committee, and the Parent Company shall endeavor to take such action as shall facilitate the exercise of such rights. The Administrative Committee may, with the concurrence of the Funding Agent, assign to Participants the right to exercise any such rights that are assignable.

     5.11. Confidentiality of Information. Information relating to (i) the purchase, holding and sale of shares of Common Stock attributable, or held for allocation, to Company Stock Fund and Pittston Stock Fund accounts and (ii) the exercise of voting and tender or exchange rights (including any similar rights) with respect to such shares by Participants and Beneficiaries shall be maintained in accordance with procedures which are designed to maintain the confidentiality of such information, except to the extent necessary to comply with federal laws or with state laws not preempted by ERISA. The Administrative Committee shall be responsible for ensuring that (i) such procedures are sufficient to safeguard the confidentiality of such information and are being followed and (ii) an independent fiduciary is appointed in circumstances contemplated by subparagraph (d)(2)(ii)(E)(4)(ix) of Regulation ? 2550.404c-1 under Section 404(c) of ERISA.

     5.12. Changes in Contributions and Transfers Among Investment Funds. A Participant may elect to change prospectively the investment funds in which Basic, Supplemental and Rollover Contributions are to be made on any Valuation Date, or to make transfers among his accounts in any investment funds on any Valuation Date, in accordance with the following rules:

          (a) Any election hereunder must be made pursuant to Section 2.05.

          (b) Any transfer election shall be in increments of any whole percentage of the Participant's interest in the fund from which the transfer is being made.

          (c) Participants may not make a transfer to the Company Stock Fund or to the Pittston Stock Fund from any of the other investment funds, regardless of whether amounts in such other investment funds may have been transferred from the Company Stock Fund or the Pittston Stock Fund.

          (d) A Participant may at any time elect to transfer amounts from the Pittston Stock Fund to any investment fund other than the Company Stock Fund.

          (e) A Participant who has attained age 55 may elect to transfer all or any part of the amounts in his Company Stock Fund account to any investment fund other than the Pittston Stock Fund. A Participant who is less than age 55 may not elect to transfer amounts from his Company Stock Fund account, except that such a Participant may elect to transfer from such Fund amounts which are attributable to After-Tax Contributions (and earnings thereon) made prior to January 1, 1985.

          (f) There shall be no limit on either the number of elections to change prospectively the investment funds in which Basic and Supplemental Contributions are to be made, or the number of elections to make transfers among any of the investment funds except that not more than one of each of such elections may be made on any Valuation Date.

          (g) Additional restrictions on investments in certain investment funds are set forth in Exhibit C to the Plan.

                                   ARTICLE VI
                                   ----------
                            DISTRIBUTION OF ACCOUNTS
                            ------------------------

     6.01. Distribution of Contributions. As soon as administratively practicable after a Participant's attainment of age 65 or death, the entire interest of such Participant in his accounts shall be distributed to him or, in a proper case, to his Beneficiary in the form and manner hereinafter provided in this Section 6.01; provided, however, that any Participant may elect, by notice pursuant to Section 2.05, to have his account distributed to him on any earlier Valuation Date (but not earlier than the date of his retirement or other termination of employment by all Component Members); and provided, further, that, in the case of a Participant who attained age 65 while an Employee, or the Beneficiary of such a Participant who thereafter dies, such entire interest shall not be distributed until April 1 of the calendar year following the later of (i) the calendar year in which such Participant attains or would have attained age 70-1/2, or (ii) except in the case of a five percent owner (as defined in Section 416(i)(1)(B) of the Code, the calendar year in which such Participant retires, unless such Participant or, in case of his death, his Beneficiary elects, by a notice pursuant to said Section 2.05, to have a distribution on any earlier

Valuation Date. For purposes of this Section 6.01, a Participant will not be treated as having terminated employment if his employment with any of the Component Members continues (whether or not he ceases to be a covered "Employee" as defined in Article I).

     Notwithstanding that all or part of a Participant's account may have been previously distributed to him, such Participant will continue to be eligible to make Basic and Supplemental Contributions, receive Matching Contributions while an Employee, with such Contributions to be distributed to him at the direction of the Administrative Committee in accordance with such rules. If a Contribution is made for a Participant after his account is distributed to him (or to his Beneficiary in the case of his death) under the Plan, he (or his Beneficiary) shall receive a supplemental distribution equal to such Contribution (with such payment to be made as soon as practicable after the date the Contribution is made).

     If a Participant ceases to be employed by a Component Member as a result of a sale of substantially all of the assets of any trade or business of any Component Member or a sale of the stock of a Component Member, a distribution of his entire account balance shall also be permitted in accordance with Section 401(k)(2)(B)(i)(II) of the Code, if he continues in service with the new owner of the assets or with the former Component Member, but no distribution shall be made in any other case where the Employee does not have a "separation from service" or other event permitting distribution under such Section of the Code.

     The entire distribution shall be in the form of a lump-sum payment and shall be in cash, except that any distributions from the Company Stock Fund and from the Pittston Stock Fund shall be made in shares of Common Stock, with the value of any fractional shares to be distributed in cash. All cash payments, other than those attributable to Matching Contributions, shall be made pro rata from his accounts other than his Company Stock Fund account.

     Notwithstanding the foregoing, a Participant (or his Beneficiary) may elect to receive in cash the value (determined on the Valuation Date immediately preceding the payment date) of the shares of Common Stock held in all of his accounts in the Company Stock Fund and the Pittston Stock Funds. Any such election by a Participant must be made pursuant to Section 2.05 prior to termination of employment or within 60 days thereafter. Any such election by a Beneficiary must be made pursuant to Section 2.05 within 60 days after the Participant's death. If such election is not made in a form satisfactory to the Administrative Committee before the end of such 60-day period, the distribution shall be in shares as provided in the preceding paragraph.

     Notwithstanding the foregoing, in lieu of a lump-sum payment, a Participant whose accounts have a value of more than $5,000 may elect to receive annual installments, not exceeding five, as he shall elect, to begin as soon as administratively practicable after his retirement or after having attained his Normal Retirement Age, and as of the consecutive subsequent anniversaries of such date. Each installment payment hereunder shall be made in cash and shall equal the value of all of his accounts on the relevant distribution date multiplied by a fraction whose numerator is one and whose denominator is the number of installments remaining due (including the installment in question), except that the last payment shall equal the value of the entire amount then remaining in his account. Any election under this paragraph shall be irrevocable and must be made pursuant to Section 2.05 prior to retirement or within 60 days thereafter. If the Participant dies before receiving all such installment payments, the remaining installments shall be commuted to a lump sum and paid to his Beneficiary as soon as practicable thereafter. Notwithstanding any of the foregoing provisions of this Section 6.01, in the case of a Participant whose accounts at the date on which he died or attained Normal Retirement Age (or on the payment date elected pursuant to the first paragraph of this Section 6.01), as the case may be, have an aggregate value not exceeding $5,000, an amount equal to such value shall be paid to him in a lump sum in cash as soon as administratively practicable after such date.


     6.02. Withdrawals of After-Tax Contributions,Matching Contributions and Rollover Contributions.

          (a) The Administrative Committee may adopt nondiscriminatory rules relating to withdrawals of amounts held under the Plan. All withdrawals shall be paid wholly in cash and each partial withdrawal shall be in an amount not less than $500.

          (b) A Participant may, at any time and from time to time, by giving notice pursuant to Section 2.05, withdraw amounts held under the Plan, in the order and subject to the restrictions specified in this paragraph (b):

               (1) a Participant may withdraw all or any part of the dollar amount of his After-Tax Contributions (exclusive of earnings thereon), whenever made;

               (2) after withdrawal of all amounts available under the foregoing clause (1), a Participant may withdraw all or any part of the amount which is attributable to the value of earnings on his After-Tax Contributions, whenever made;

               (3) after withdrawal of all amounts available under the foregoing clauses (1) and (2), a Participant may withdraw all or any part of the amount which is attributable to the value of Matching Contributions in respect of his After-Tax Contributions made prior to January 1, 1985;

               (4) after withdrawal of all amounts available under the foregoing clauses (1) to (3), inclusive, a Participant may withdraw all or any part of the amount which is attributable to the value of his Rollover Contributions; and

               (5) after withdrawal of all amounts available under the foregoing clauses (1) to (4), inclusive, a Participant may withdraw all or any part of the amount which is attributable to the value of vested Matching Contributions made after December 31, 1984, except that a Participant who has been a Participant for fewer than five years at the date of giving such notice pursuant to Section 2.05 may not withdraw any part of the dollar amount of Matching Contributions made during the two years ending on the date of such notice; provided, however, that the suspension rules of Section 6.05 shall apply if any withdrawal is made pursuant to this clause (5).

     6.03. Withdrawals of Basic and Supplemental Contributions. Any Participant who has attained age 59-l/2 may elect in accordance with Section 2.05 to withdraw all or any part of the value in respect of his Basic Contributions and Supplemental Contributions. If a Participant makes a withdrawal under this Section, the suspension rules of Section 6.05 shall apply.

     6.04. Hardship Withdrawals. After a Participant has withdrawn the maximum amount permissible under Sections 6.02 and 6.03 and the maximum amount available to him under all other plans maintained by the Company or a Component Member (other than hardship distributions), and after he has obtained all nontaxable loans available to him under all plans maintained by the Company or a Component Member, such Participant may, upon written application in the case of "hardship" as such term is defined below, withdraw all or a portion of the Participant's accounts in respect of Basic Contributions and Supplemental Contributions under the Plan (excluding, in the case of withdrawals after December 31, 1988, amounts which constitute income that, under regulations of the Treasury Department, may not be withdrawn with respect to such Basic and Supplemental Contributions). A withdrawal based upon hardship pursuant to this Section:

(i) shall not exceed the amount required to meet the immediate financial need, except that it may include amounts necessary to pay any Federal, State or local income taxes or penalties reasonably anticipated to result from the distribution; and (ii) shall be made only if such amount is not reasonably available from other sources of the Participant, including those assets of his spouse and minor children that are reasonably available to the Participant.

     For purposes of this Section, the term "hardship" shall mean circumstances which have given rise to an immediate and heavy financial need of the Participant. Such circumstances shall be limited to: (A) medical expenses described in Section 213(d) of the Code, previously incurred by the Participant, his spouse, or any of his minor children or other dependents as defined in
Section 152 of the Code or that may be necessary for these individuals to obtain medical care as described in Section 213(d) of the Code; (B) the purchase (excluding mortgage payments) of a principal residence for the Participant; (C) payment of tuition for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents, as defined in Section l52 of the Code; (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence; or

(E) any other deemed immediate and heavy financial need set forth in Treasury publications.

     A Participant who makes a hardship withdrawal (i) shall not be entitled to have further Basic Contributions or Supplemental Contributions made on his behalf (nor any related Salary reduction) until the first pay period that begins 12 months after the Participant received such withdrawal, and (ii) shall not be entitled to have Basic Contributions and Supplemental Contributions made on his behalf (nor any related Salary reduction) for the taxable year following the taxable year of such withdrawal in excess of the applicable dollar limit under
Section 4.01 for such next taxable year, less the amount of Basic Contributions and Supplemental Contributions made on his behalf for the taxable year of such withdrawal.

     The standards shall be applied by the Administrative Committee on a uniform and nondiscriminatory basis and shall be subject to hardship standards set forth under Treasury Regulations issued under Section 401(k) of the Code. The Administrative Committee shall promulgate guidelines and applications with respect to "hardship." Any such withdrawal shall be made effective as soon as administratively practicable following approval of the withdrawal by the Administrative Committee.

     6.05. Suspension Rules. If a withdrawal is subject to the suspension rules pursuant to Section 6.02 or 6.03, then the Company shall suspend making Matching Contributions to the Fund on his behalf for a period of 6 months following the date of such withdrawal. During a suspension period under Section 6.02 or 6.03 (but not a suspension period under Section 6.04), the Participant may continue to have Salary reductions made under Section 4.01 or 4.02. For this purpose, if, in any Plan Year during which a Participant is subject to a suspension penalty, the Participant's Basic Contributions are restricted by the maximum annual dollar limitation imposed under Section 4.02, the suspension shall be imposed until the Matching Contribution that would be made, in such Plan Year or any subsequent Plan Year, on his behalf after the date of the withdrawal is reduced by an amount equal to 6/12 of the Matching Contribution he received in the Plan Year of such withdrawal, or he would have been entitled to receive in such Plan Year but for the suspension, for participation throughout such Plan Year.

     6.06. Loans. A Participant or former Participant shall be entitled to apply to the Administrative Committee or the Administrative Delegate to obtain a loan from the Plan; provided, however, that no loan shall be made for less than $1,000 or which would require a repayment amount of less than $20 per month. A Participant may not have outstanding under the Plan at any time more than (i) one loan to finance the purchase of a principal residence and (ii) after June 30, 1997, more than two general purpose loans (except to the extent that more than two general purpose loans were outstanding on June 30, 1997). A Participant may apply for more than one loan in any calendar year. The aggregate outstanding amount of a Participant's loans from the Plan may not exceed the lesser of (i) $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the date the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (ii) 50% of the Participant's aggregate vested account balance in the Plan. For the purposes of this paragraph, the Valuation Date immediately preceding the date on which the Participant applies for the loan shall be determinative.

     Each loan to a Participant shall be secured by a pledge of the Participant's vested account balance in the Plan to the extent of the unpaid amount of the loan. The funds for such a loan shall be taken (a) pro rata from the Participant's Basic and Supplemental Contribution accounts or (b) if so specified by the Participant in connection with his application, the separate accounts maintained for such Participant in respect of any Rollover Contributions (as defined in Section l6.02) made by such Participant with any excess loan amount taken pro rata from such Basic and Supplemental Contribution accounts. To the extent that the Participant's investment funds (excluding the Company Stock
Fund) in such accounts are insufficient to satisfy the loan request, the amount of the loan shall be reduced by the amount of such insufficiency. The right to receive repayments of the loan shall be considered an asset of the Plan held in the Participant's Basic and Supplemental Contribution accounts and/or Rollover Contribution accounts, as the case may be, and all loan repayments made by the Participant shall be credited (as investment earnings, in the case of the interest paid to such accounts) pro rata according to the amounts originally taken from each account for the loan and shall be invested in accordance with such Participant's election pursuant to Sections 2.05 and 5.03 in effect at the time of such repayments (whether or not Salary reductions are then being made on behalf of such Participant).

     Each Participant who obtains a loan must agree, under uniform rules established by the Administrative Committee, to repayment of such loan under a fixed schedule approved by the Administrative Committee, and such schedule may provide for repayment by monthly installments to be made exclusively by withholding from the Participant's Salary, except where the Participant elects to prepay the entire unpaid balance of the loan.

     In any event, such repayment schedule shall provide for a general purpose loan to be repaid no later than 4-? years after the date on which the loan funds are disbursed, and for a principal residence loan to be repaid no later than 15 years after such date. In the event that payroll deductions cannot be made because the Participant is on an authorized unpaid leave of absence, payroll deductions shall be suspended. To the extent necessary to ensure repayment of the loan within five years, in the case of a general purpose loan, or 15 years, in the case of a principal residence loan, the monthly repayment amount shall be adjusted upon the Participant's return to reflect the fewer number of payroll deductions remaining over the term of the loan. If a payroll deduction cannot be made because the Participant's payroll check is insufficient for any reason, the Participant may be required to pay directly to the Plan on a monthly basis the balance of the amount that would otherwise have been deducted.

     In the event that prior to full repayment of a loan under this Section 6.06 a distribution becomes payable to or on account of a Participant, the distribution shall be made to the Participant or the Participant's Beneficiary net of the outstanding loan balance (including accrued interest).

For purposes of this paragraph, the estate of a deceased Participant shall be deemed to be the Participant's Beneficiary as to the portion of his account balance in the Plan which secures the loan.

     Notwithstanding anything above to the contrary, to the extent permissible under applicable Department of Labor Regulations, in the event that a Participant terminates employment for any reason (including death), any outstanding loan to the Participant under this Section 6.06 shall, unless the Administrative Committee otherwise determines in accordance with non-discriminatory rules, continue to be due and payable in accordance with such fixed repayment schedule except that the entire remaining amount of such loan shall become due and payable immediately prior to the time when such Participant's entire account balance is distributed to him or his Beneficiary.

     If any Participant fails to make any required payment more than three months after the date due, a default on the loan shall occur. In the event of such a default, (i) all remaining payments on the loan shall be immediately due and payable, (ii) the Participant shall be suspended from electing Basic or Supplemental Contributions until after the loan has been paid and (iii) the Participant shall not be entitled to any further loans from the Plan.

     In the case of any default on a loan to a Participant, the Administrative Committee shall apply the portion of the Participant's interest in the Plan held as security for the loan in satisfaction of the loan on the earliest practicable date; provided, however, that no such action shall be taken if the action would result in a distribution that is not permissible under the provisions of Section 40l(k) of the Code and the applicable Treasury Regulations. In addition, the Administrative Committee may take any and all legal action it shall consider necessary or appropriate to enforce collection of the unpaid loan, with the costs of any legal proceeding or collection procedure to be charged to the accounts of the Participant as determined by the Administrative Committee.

     The annual interest rate charged on loans from the Plan shall be one percentage point above the "prime rate", as published in The Wall Street Journal on the last business day during the month preceding the month in which the loan application is received.

     A request by a Participant for a loan shall be made in accordance with
Section 2.05 on a form obtained from the Administrative Delegate. The request shall specify the amount and term of the requested loan and, if a loan is requested for a term in excess of five years, shall include a statement (and such other documents as may be required by the Administrative Committee) confirming that the loan proceeds will be used for the purpose of financing the acquisition of a principal residence for the Participant.

     In the case of any approved loan, disbursement of the loan funds from the Fund shall be made as promptly as practicable thereafter, but in no event prior to execution by the Participant of all documents required by the Administrative Committee in connection with the loan.

     Notwithstanding anything elsewhere in the Plan to the contrary, the provisions of this Section 6.06 shall be effective for all loans for which funds are disbursed on or after April 1, 1996. The provisions of Section 6.06 as in effect on March 31, 1996, shall remain in effect for all loans for which funds were first disbursed prior thereto and after October 19, 1989, and the provisions of Section 6.06 as in effect on December 31, 1988, shall remain in effect for all loans for which funds were first disbursed prior to October 19, 1989.

     Notwithstanding the foregoing, the Administrative Committee may in its discretion suspend the making of any further loans if the aggregate value of all outstanding loans made pursuant to the Plan exceeds 30% of the Plan's assets.

     6.07. Direct Rollover. This Section applies to distributions made on or after January 1, 1993. Notwith-standing any provision of the Plan that would limit an election under this
Section 6.07, a Participant, his surviving spouse or an alternate payee (as defined in Section 414(p) of the Code) who is the Participant's spouse or former spouse, may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by such individual in a direct rollover.

     The following definitions apply for purposes of this Section 6.07:

          (a) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of a Participant, his surviving spouse or an alternate payee who is the Participant's spouse, or former spouse, except as provided in Section 402(c)(4) of the Code and applicable Treasury Regulations.

          (b) "Eligible Retirement Plan" means an individual retirement account or annuity as described in Section 408 of the Code, an annuity plan as described in Section 403(a) of the Code or a qualified trust described in
     Section 40l(a) of the Code, that accepts Eligible Rollover Distributions, except as provided in Section 402(c)(9) of the Code and applicable Treasury Regulations.

     6.08. Administration of Loan and Withdrawal Requests. Anything in Sections 6.01, 6.02, 6.03, 6.04 and 6.06 to the contrary notwithstanding, the Administrative Committee may direct an Administrative Delegate to administer certain loans to and withdrawal requests by Participants in accordance with written directions given by the Administrative Committee and reasonably acceptable to the Administrative Delegate, which directions shall not be inconsistent with the provisions of the Plan.

                                   ARTICLE II
                                   ----------
                        APPOINTMENT OF NAMED FIDUCIARIES
                        --------------------------------

     7.01. Named Fiduciaries. The Named Fiduciaries under the Plan are as follows:

          (a) The Board;

          (b) The Pension Committee;

          (c) The Administrative Committee; and

          (d) Each Funding Agent solely with respect to the Plan assets under its control and not with respect to any administrative functions delegated by written agreement under which it acts as Administrative Delegate.

     7.02. Plan Administrator. The "administrator" and "plan administrator" of the Plan, as defined in Sections

3(16) and 414(g) of ERISA and the Code, respectively, shall be the Parent
Company.

     7.03. Appointment of Pension Committee. The Pension Committee shall consist of two or more persons appointed by the Board who shall serve at the pleasure of the Board.

     7.04. Appointment of the Administrative Committee. The Administrative Committee shall consist of two or more persons appointed by the Board who shall serve at the pleasure of the Board.

     7.05. Existence of Committees. If at any time any committee is not appointed and acting, then for the purposes of the Plan the person with the power to appoint members of such committee shall be deemed to be such committee.

     7.06. Vacancies and Resignations. Any member of any committee may resign by delivering or mailing his written resignation to the person with the power to appoint members of such committee and to the secretary or chairman of the committee from which he is resigning, and such resignation will become effective upon the last such delivery or at any later date specified therein. Vacancies in any committee shall be filled by the person with the power to appoint members of such committee, but pending action by any such person, may be filled by the remaining members.

     7.07. Committee Officers. Each committee shall designate a secretary (who need not be a member of the committee) who shall keep or cause to be kept minutes of all committee proceedings and keep all data, records and documents relating to the committee's administration of the Plan.

     7.08. Committee Meetings. Each committee shall act and hold meetings upon such notice, at such time, and at such place as it may determine. A majority of the members of a committee shall constitute a quorum for the transaction of its business. All resolutions or actions taken by a committee shall be by vote of a majority of those present at a meeting, participating in a telephone conference call, or in writing by a majority of all the members if they act without a meeting or telephone conference call.

     7.09. Employment of Experts. Each committee may employ or engage such independent actuary, accountant, counsel, other experts or persons as it deems necessary in connection with discharging its duties under the Plan.

     7.10. Committee Compensation. Unless otherwise determined by the Board, the members of the committees shall not be compensated by the Plan or the Fund for their services as such.

     7.11. Payment of Expenses. All expenses incurred in connection with the administration of the Plan or any agreement with a Funding Agent, including, but not limited to, the compensation of the Funding Agent and of any actuary, accountant, counsel, other experts or persons who shall be employed by the committees in connection with the administration thereof, shall be paid out of the Fund to the extent not paid by the Company.

     7.12. Binding Action. To the extent permitted by law, all actions taken and decisions made by a committee shall be final, conclusive and binding on all persons having any interest in the Plan or in any benefits payable thereunder.

     7.13. Service in Various Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, and any fiduciary may serve as such in addition to being an officer, employee, agent or other representative of a "party in interest" as defined by Section 3(14) of ERISA.

                                  ARTICLE VIII
                                  ------------
                     POWERS AND DUTIES OF NAMED FIDUCIARIES
                     --------------------------------------

     8.01. Board Powers and Duties. The Board's sole powers and duties with respect to the Plan shall be as follows:

          (a) Appoint members of the Pension Committee and periodically review the performance of the Pension Committee in light of its responsibilities;

          (b) Decide whether to adopt amendments to the Plan pursuant to the recommendation of the Pension Committee as provided in Section 8.02(c); and

          (c) Authorize the Parent Company to enter into agreements with, and replace, Funding Agents pursuant to the recommendations of the Pension Committee. The Board shall also have the powers specified elsewhere in the Plan and in any agreement with a Funding Agent.

     8.02. Pension Committee Powers and Duties. Except to the extent otherwise provided herein, the Pension Committee shall oversee the administration of the Plan as provided in this Article. Without in any way limiting the preceding sentence, the Pension Committee shall:

          (a) Periodically review the performance of the Administrative Committee in light of its responsibilities;

          (b) Establish such general rules, regulations, policies, practices and procedures, as well as standing interpretations of general application, as it in its discretion may determine from time to time to be necessary or proper to carry out its supervisory responsibilities in the administration of the Plan;

          (c) Adopt, or recommend to the Board the adoption of, any amendments to the Plan which in the Committee's judgment are necessary or proper or are required to comply with ERISA or the Code;

          (d) Review periodically the performance of Funding Agents, appoint and replace Funding Agents or make recommendations to the Board concerning their appointment or replacement, and authorize the Administrative Committee on behalf of the Parent Company to enter into agreements with Funding Agents; and

          (e) Have the power and authority specified in any agreements with the Funding Agent.

     8.03. Administrative Committee Powers and Duties. Except to the extent otherwise provided herein, the Administrative Committee shall be responsible for the administration of the Plan and shall be responsible for carrying out its terms. The Administrative Committee shall perform its responsibilities in accordance with such general rules, regulations, policies, practices and procedures as well as standing interpretations of general application as may be promulgated from time to time by the Pension Committee and shall also have the discretionary authority to do the following:

          (a) Adopt, or recommend to the Pension Committee, any amendments to the Plan which in the Administrative Committee's judgment are necessary or proper or are required to comply with ERISA or the Code, any such amendments by the Administrative Committee to be reported to the Pension Committee;

          (b) Make recommendations to the Pension Committee concerning any matters affecting the Plan or its assets, including, without limitation, recommendations as to the appointment, termination and replacement of Funding Agents;

          (c) Review periodically the performance of Funding Agents;

          (d) On behalf of the Parent Company, enter into agreements with Funding Agents regarding any matters deemed necessary or desirable to implement any provision of the Plan or any actions taken by the Pension Committee;

          (e) Cause to be maintained such data, records and documents as are necessary or desirable for the administration of the Plan and the determination of benefits due under the Plan;

          (f) Establish rules governing the submission of claims for benefits, retirement, and the designation of Beneficiaries, including the circumstances under which any intended election or designation may be revoked or will be ineffective;

          (g) In its discretion, determine or cause to be determined eligibility for benefits under the Plan

     (including the date on which an individual ceases to be a Participant), and the amount due, if any, and with respect to each Participant who so requests (no more than once in any twelve month period) or who terminates his service with Component Members, cause to be prepared a report sufficient to inform such Participant of his accrued benefits under the Plan. To the extent permitted by applicable law, determinations by the Administrative Committee shall be final and binding;

          (h) Within 90 days of a claim for benefits (unless special circumstances exist which require an extension of time for processing the claim, in which case the Administrative Committee will notify the claimant of the special circumstances within 90 days after receipt of the claim and will provide the following notice within 180 days after receipt of the claim for benefits), provide any claimant whose claim is wholly or partially denied written notice of such decision setting forth: (i) the specific reason or reasons for the denial; (ii) specific references to the pertinent Plan provisions, if any, on which the denial is based; (iii) a description of any additional material or information which may be necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the following claims review procedure:

          Any claimant whose claim has been denied in whole or in part, or his duly authorized representative, may appeal such denial by making within 60 days a written application to the Administrative Committee. In connection with any such appeal the claimant or his duly authorized representative may review pertinent documents and submit issues and comments in writing. The Administrative Committee shall review and make the final decision with respect to any claim so appealed. The decision on review shall be made no later than 60 days after the Administrative Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case the claimant will be notified within the original 60 days of the extension and the decision on review will be made no later than 120 days after the initial receipt of request for review. Such decision shall be in writing, shall include specific reference to the pertinent Plan provisions on which the decision is based and shall be final and binding;

          (i) Direct disbursement of benefit payments by any Funding Agent;

          (j) Cause to be determined and certify to each Company the contributions required of it under the Plan;

          (k) Cause to be prepared the annual report of the Plan and statement of the financial condition of the assets of the Plan and any further information pertaining to the Plan which the Board or the Pension Committee may request;

          (l) Cause to be prepared and distributed such materials as are required by ERISA or Federal and state securities laws;

          (m) Establish rules under Section 6.04 governing the determination of "hardship" and the amount a Participant may withdraw from the Fund in order to meet such hardship;

          (n) Establish rules under Section 6.06 governing the availability of loans to Participants and the manner of repayment of such loans;

          (o) Exercise voting rights with respect to shares in the collective investment or mutual funds referred to in Exhibit C to the Plan;

          (p) Establish procedures under the Plan in order to determine if a domestic relations order is a qualified domestic relations order under the applicable provisions of Section 4l4(p) of the Code; and

          (q) Have such powers and authority as may be delegated to it pursuant to the terms of any agreements with the Funding Agent.

     8.04. Administrative Powers. The Board and each Committee shall have the power to take all action and to make all decisions necessary or proper in order to carry out its duties and responsibilities under the Plan, including without limitation, the following:

          (a) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of its duties and responsibilities under the Plan;

          (b) To delegate in writing such of its responsibilities and authority as in its judgment are necessary or proper for the efficient administration of the Plan; and

          (c) To allocate among its members specified fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA); any such allocation shall be in writing and shall specify the persons to whom allocation is made and the terms of the allocations, including the nature of the functions allocated.

     8.05. Funding Agent Duties. Each Funding Agent shall hold, manage or invest the Plan assets under its control pursuant to its agreement with the Parent Company.

     8.06. Administrative Delegate Duties. Notwithstanding any other provision of the Plan, in the event that certain administrative functions have been delegated to an Administrative Delegate pursuant to a written agreement or written directions of the Administrative Committee, such Administrative Delegate shall carry out the functions covered by such agreement without discretionary authority or control and within the framework of policies, interpretations, rules, practices, and procedures established by the Administrative Committee or by any other Named Fiduciary making such delegation in accordance with the Plan. Any action taken by the Administrative Delegate may be appealed by an affected Participant to the Administrative Committee in accordance with the claims review procedures provided in Section 8.03. Any decisions which call for interpretations of any provision of the Plan which have not previously been made by a Named Fiduciary shall be made only by a Named Fiduciary with respect to the services it provides with respect to such administrative functions.

                                   ARTICLE IX
                                   ----------
                            FIDUCIARY RESPONSIBILITY
                            ------------------------

     9.01. General Standard of Care. Each fiduciary with respect to the Plan shall discharge its duties and exercise its powers and authority specified herein in accordance with the terms hereof, and except as otherwise permitted by law:

          (a) solely in the interest of Participants and their Beneficiaries;

          (b) for the exclusive purpose of (i) providing benefits to Participants and their Beneficiaries; and (ii) defraying reasonable expenses of administering the Plan; and

          (c) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     9.02. Prohibited Transactions. No fiduciary with respect to the Plan shall permit any transaction, give any instruction, or engage in any conduct or activity prohibited by Section 406 of ERISA. Except as permitted by Section 404(b) of ERISA, no fiduciary may maintain any indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States.

     9.03. Limitation of Liability for Acts of Co-fiduciaries. To the fullest extent permitted by law, no fiduciary with respect to the Plan shall be liable for any breach by any other fiduciary of the general standard of care specified in
Section 9.01, unless:

          (a) the fiduciary sought to be held liable knowingly participated in or concealed the breach or had knowledge of the breach and failed to make reasonable efforts to remedy it; or

          (b) the fiduciary sought to be held liable himself violated the general standard of care in Section 9.01 in appointing or continuing the appointment of, or in allocating duties to, or continuing the allocation of duties to, the breaching fiduciary.

     9.04. Fiduciary Liability Limited to That Imposed by ERISA. Notwithstanding any provision of the Plan, no fiduciary with respect to the Plan shall be liable for any act or failure to act by himself or by another person, except as required by ERISA or as otherwise required by law. The sole purpose of setting forth the general standard of care in Section 9.01, restrictions with respect to prohibited transactions in Section 9.02, and the limitation of liability for acts of co-fiduciaries in Section 9.03 is to inform fiduciaries of the general rules applicable under ERISA, and the sole purpose of setting forth the duties and responsibilities of various persons is to delineate clearly their roles and thereby limit any potential liability under ERISA for situations in which they have no duties or responsibilities. No member of any committee shall be liable to any Participant or to any person claiming rights derived from a Participant or to the Company or Component Members by reason of the exercise of his discretion as a member of such committee.

     9.05. Indemnification of Fiduciaries. The Board may purchase or cause to be purchased insurance for the benefit of, and/or otherwise provide indemnification for, persons who are fiduciaries with respect to the Plan for expenses and liability arising in appropriate circumstances from their status as such.

     9.06. Bonds Not Required. No fiduciary hereunder, nor any employee or agent thereof nor expert retained thereby, shall be required to post any bond for the faithful performance of its duties, except as may be otherwise required by law.

     9.07. Fiduciary Discretion. In discharging the duties assigned to it under the Plan, the Named Fiduciaries and any other fiduciary, except a Funding Agent with respect to any administrative functions delegated by written agreement by which it acts as Administrative Delegate, have the discretion to interpret the Plan, including its eligibility provisions and its provisions relating to qualification for and accrual of benefits; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the Plan. Such Named Fiduciaries' and such other fiduciaries' discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals and such decisions shall be binding on all persons seeking Plan benefits. The express grant in the Plan of any specific power to a Named Fiduciary or any other fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the Named Fiduciary or such other fiduciary to discharge its duties.

                                    ARTICLE X
                                    ---------
                      LIMITATION OF RIGHTS AND OBLIGATIONS
                      ------------------------------------

     10.01. Plan Is Voluntary. Although it is the intention of the Company that the Plan and contributions hereunder shall be continued, the Plan is entirely voluntary on the part of the Company and continuance of the Plan and the payment of contributions hereunder are not assumed as contractual obligations of the Company, and the Company does not guarantee or promise to pay or to cause to be paid any of the benefits provided by the Plan. Except to the extent otherwise required by law, the Company specifically reserves the right, in its sole discretion, to modify, reduce, suspend, in whole or in part, at any time or from time to time and for any period or periods of time, or to discontinue at any time, contributions under the Plan; provided, however, that as provided in Section l2.0l, no action may be taken which shall decrease any Participant's accrued benefit.

     10.02. Plan Does Not Create Employment Rights. The Plan shall not be deemed to constitute a contract between the Company and any person or to be consideration or inducement for the employment of any person by the Company. Nothing contained in the Plan shall be deemed (a) to give any person the right to be retained in the service of the Company or (b) to interfere with the right of the Company to discharge any person at any time without regard to the effect which such discharge shall have upon his rights or potential rights, if any, under the Plan.

     10.03. Distributions Only From Fund. Each Participant and any other person who shall claim any rights under the Plan shall be entitled to look only to the Fund for any payment or benefit, and neither the Company nor the fiduciaries hereunder shall, except as required by ERISA, be liable in any manner if the Fund shall be insufficient to provide for any such payment or benefit. Except as otherwise provided by ERISA, payments under the Plan are to be made only from the Fund and only to the extent that the Fund shall suffice therefor.

                                   ARTICLE XI
                                   ----------
                    CONTRIBUTIONS LIMITATIONS IMPOSED BY LAW
                    ----------------------------------------

     11.01. Limitation on Company Contributions. Contributions by each Company shall be subject to the following provisions:

          (a) Contributions shall be made whether or not such Company has current or accumulated earnings and profits.

          (b) Contributions for any calendar year shall not exceed the amount that is deductible by a Company for federal income tax purposes for its taxable year (which is the calendar year). Any reduction under this clause
     (b) shall be made by a pro rata reduction in the aggregate amount of any Matching Contribution and, thereafter, by payments of Basic and Supplemental Contributions directly to Participants equal to the aggregate remaining excess. Such payments to Participants shall be made as soon as is administratively feasible and shall be allocated pro rata based on Participants' respective Salary reductions for the calendar year.

          (c) No Contributions shall be made on behalf of a Participant for any Plan Year commencing with 1987 if his "Annual Additions" for such Plan Year would thereby exceed the lesser of (i) 25% of his compensation (as defined in Section 415(c) of the Code and applicable

     Treasury Regulations) for such Year and (ii) $30,000 (or such greater amount as may be permitted under Section 415(c)(1)(A) of the Code). Effective January 1, 1997, Basic and Supplemental Contributions and pre-tax contributions under a plan established pursuant to Code Section 125 shall be included in determining compensation for purpose of the 25% limit included in clause (i) above. For purposes of this subparagraph (c), the term "Annual Additions" for any Plan Year means, in respect of a Participant, the sum for such Plan Year of (1) any Basic Contributions and Supplemental Contributions, together with any Matching Contributions in respect thereof, made on his behalf to the Fund for such Year; (2) forfeitures; and (3) amounts allocated to an individual medical account as defined in Section 415(1) of the Code, which is part of a defined benefit plan maintained by a Company and amounts (derived from contributions paid after December 31, 1985, in taxable years ending after such date) attributable to post-retirement medical benefits that are allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code under a welfare benefit plan (as defined in Section 4l9(e) of the Code), maintained by a Company.

          In the event that a reduction in a Participant's Annual Additions shall be required for any calendar year to conform to the limitations of this subparagraph (c), the Supplemental Contribution allocable to the Participant for such calendar year together with any net earnings thereon shall be refunded to him before the end of the year or as soon as possible thereafter, to the extent that such Participant would otherwise have excess Annual Additions for the year. Any further reduction that is required shall be made (to the extent possible) in the Basic and Matching Contribution otherwise payable on his behalf; such reduction shall be made by refund of such Basic Contribution (with earnings) with any Matching Contribution previously paid which cannot be allocated to a Participant by reason of this provision to be reallocated (to the extent possible) as an additional Matching Contribution for all other participating Employees.

          If any Participant hereunder is also a participant in another employee retirement plan which (a) is a defined contribution plan within the meaning of Section 414(i) of the Code and (b) is sponsored by a Company or a Component Member, then the foregoing limitations shall be applied on an aggregate basis. Any reduction in Contributions required under this provision and comparable provisions of such other plans shall first be made, to the extent possible, in Contributions allocated under this Plan, except that, to the extent required by Income Tax Regulations, any such reduction shall instead first be made in the contributions to such other plans which are allocated as of a date on or after the date the Contributions under this Plan are actually allocated.

          (d) For purposes of applying the definition of Component Member in
     Article I to this Section 11.01, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in
     Section 1563(a)(1) of the Code.

                                   ARTICLE XII
                                   -----------
                            AMENDMENT AND TERMINATION
                            -------------------------

     12.01. Amendment. Subject to the terms of Section 4.09, the Board, the Pension Committee or the Administrative Committee may, at any time, or from time to time, modify or amend the Plan, whether prospectively or retroactively and whether upon termination or otherwise, but no amendment or modification may reduce the accrued benefit of any Participant or other person except as required to cause the Plan and any relevant trust agreement to be qualified under Section 401(a) of the Code.

     12.02. Termination. The Board may at any time terminate the Plan, in whole or in part, with respect to any Company.

     12.03. Allocation of Assets upon Termination. In the event of the complete termination or partial termination of the Plan or termination only with respect to any Company participating in the Plan (either by action of the Company or through the complete discontinuance of contributions by a Company), the assets, as determined by the Administrative Committee, attributable to the accounts of the Participants of the Company with respect to which the Plan is terminating shall vest in such Company's Participants and shall be paid to Participants in lump-sum distributions to the extent permitted by applicable law; provided, however, no distribution shall be made if such distribution is not permissible under the provisions of Section 401(k) of the Code. The Board shall determine the date as of which distributions shall be made to Participants in accordance with such Section 401(k) of the Code. In the case of a partial termination, this paragraph shall apply only to the portion of the Plan terminated.

         If the Plan terminates because the Company ceases to exist, any unallocated amounts held in a suspense or escrow account because of the limitations imposed by Section 11.01 must be allocated, to the extent possible under Section 415 of the Code, for the year of termination. Any remaining unallocated amounts shall be repaid to the Company.

                                  ARTICLE XIII
                                  ------------
                            LIMITATION ON ASSIGNMENT
                            ------------------------

     13.01. Protection of Beneficiaries. In order that the benefits hereunder shall be fully protected against claims of all sorts, direct or otherwise, none of the benefits provided hereunder to any person shall be assignable or transferable voluntarily, nor shall they be subject to the claims of any creditor whatsoever, nor subject to attachment, garnishment or other legal process by any creditor or to the jurisdiction of any bankruptcy court or any insolvency proceedings by operation of law, or otherwise, and no person shall have any right to alienate, anticipate, pledge, or encumber any of such benefits voluntarily or involuntarily; provided, however, that an alternate payee's rights hereunder shall, in accordance with applicable provisions of Section 4l4(p) of the Code, be subject to the requirements of any qualified domestic relations order (as defined therein). The Administrative Committee shall establish reasonable procedures in determining the qualified status of any domestic relations order and for administering distributions under any such order. If, by operation of law, or otherwise, any benefit or other amount due hereunder is subject to such a claim, the Administrative Committee may apply it to or for the benefit of such person, his spouse, children or other dependent, or any of them, in such manner as may be required by law. Nothing herein shall be construed to prevent a testamentary disposition of the benefits hereunder.

     13.02. Incompetence of Participant or Beneficiary. If the Administrative Committee receives evidence satisfactory to it that a person entitled to receive any payment under the Plan is legally incompetent to receive such payment and to give valid release therefor, such payment may be made to the guardian, committee, or other representative of such person duly appointed by a court of competent jurisdiction. If a person or institution other than a guardian, committee, or other representative of such person who has been duly appointed by a court of competent jurisdiction is then maintaining or has custody of such incompetent person, the payment may be made to such other person or institution and the release of such other person or institution shall be valid and complete discharge for the payment.

                                   ARTICLE XIV
                                   -----------
                      PARTICIPATION BY ADDITIONAL COMPANIES
                      -------------------------------------

     14.01. Eligibility. Any Subsidiary which was participating in the Plan immediately prior to April 1, 1996, shall continue to participate in the Plan and any other Subsidiary will be eligible to participate in the Plan in accordance with
Section 14.02.

     14.02. Commencement of Participation. As of the start of any month, a Subsidiary may become a Company on behalf of all or part of its employees upon approval of the Parent Company and upon agreement of the Subsidiary to comply with all the requirements and conditions of the Plan and all requirements and conditions of any agreement with the Funding Agent.

     14.03. Effect of Participation. Each Subsidiary which participates in the Plan agrees by its continued participation to make such contributions to the Fund as determined by the Administrative Committee pursuant to Section 8.03 as being necessary to fulfill such Subsidiary's obligations under the Plan.

     14.04. Termination of Participation. Any Company except the Parent Company may withdraw from the Plan at the end of any Plan Year by giving thirty days' prior written notice of such intention to the Administrative Committee and the Funding Agent.

                                   ARTICLE XV
                                   ----------
                              TOP-HEAVY PROVISIONS
                              --------------------

     If the Plan is or becomes a Top-Heavy Plan in any calendar year (as determined on December 31 of the preceding year, based on the value of Plan benefits on such date) beginning after 1983, the provisions of this Article will supersede any conflicting provisions of the Plan.

          (a) Definitions. For purposes of this Article the following definitions will apply:

               (i) "Key Employee" shall mean any Participant in the Plan (or in any pension plan that covers Participant) who is a key employee within the meaning of Section 416(i) of the Code.

               (ii) "Top-Heavy Plan" shall mean the Plan for any year beginning after 1983 in which the Top-Heavy Ratio exceeds 60%.

               (iii) "Top-Heavy Ratio" shall mean the ratio of (1) the account balances (in the case of a defined contribution plan) and present value of accrued benefits (in the case of a defined benefit plan) for Key Employees under all plans in the Aggregation Group to (2) the account balances and present value of accrued benefits for all employees in all plans in the Aggregation Group, calculated in accordance with Section 416 of the Code and regulations thereunder.

               (iv) "Aggregation Group" means the Plan and any other plan which is required to be aggregated with the Plan under Section 416(g) of the Code, together with any other plan of a Company that is permitted to be included in the "aggregation group" under Section 416(g) of the Code but only if such inclusion does not result in the Plan becoming a Top-Heavy Plan.

          (b) Minimum Allocation.

               (i) Except as provided in (ii) and (iii) below, for any calendar year in which the Plan is a Top-Heavy Plan, the contributions allocated on behalf of any Participant who is not a Key Employee shall be increased to the extent that the aggregate Matching Contributions on his behalf would otherwise be less than the lesser of 3 percent of compensation or the largest aggregate Matching Contributions, as a percentage of the Key Employee's compensation (defined for purposes of this Section in accordance with Section 415 of the Code), allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. The minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation because of the Participant's failure to have Basic Contributions made on his behalf to the Plan or have compensation less than a stated amount. Any such additional allocation shall be credited to the Participant's accounts as though it were a Matching Contribution.

               (ii) The provisions in (i) above shall not apply to any Participant who was not employed by a Company on December 31 of the year.

               (iii) The minimum allocation under clause (i) above shall not apply to any Participant who is covered by any other pension plan or plans of a Company to the extent such plan or plans provide that the minimum allocation or retirement benefit applicable to Top-Heavy Plans will be met in such plan or plans.

          (c) Compensation Limitation. For any calendar year in which the Plan is a Top-Heavy Plan, only the first $150,000 (or such larger amount as may be permitted by law pursuant to Code Section 401(a)(17)) of a Participant's compensation shall be taken into account for purposes of determining contributions allocated under the Plan.

          (d) Vesting. For any year in which the Plan is a Top-Heavy Plan, the nonforfeitable interest of a Participant who terminates employment other than by death or retirement shall be determined under the following schedule:

                                                      Vesting
                  Completed Years of Service        Percentage
                  --------------------------        ----------
                  Less than three .................    0
                  Three or more   .................   100

          Notwithstanding the foregoing, if after having previously been a Top-Heavy Plan, the Plan is no longer a Top-Heavy Plan in any year, the vesting schedule set forth above shall no longer apply (and vesting shall be determined under otherwise applicable Plan provisions), except that (i) such schedule shall continue to apply (with respect to his entire account balance) to a Participant who has at least five Years of Service at the beginning of the year in which the Plan thus ceases to be a Top-Heavy Plan and (ii) in the case of any other Participant, with respect to his accrued benefit as of the beginning of such year, the vesting percentage applicable shall not be less than the percentage applicable under the above schedule as of the beginning of such year.

                                   ARTICLE XVI
                                   -----------
                             ROLLOVER CONTRIBUTIONS
                             ----------------------

     16.01. General. The special provisions set forth in this Article shall apply to Rollover Contributions, as defined herein, notwithstanding anything elsewhere in the Plan to the contrary. Any Rollover Contribution made hereunder shall be entirely separate from, and shall not affect, any other contributions made by or on behalf of a Participant under the Plan; and any such Rollover Contribution shall not be taken into account in applying the limitations set forth in Section 11.01.

     As used in this Article XVI in relation to Roll- over Contributions and other Plan provisions that do not relate to contributions being made by or on behalf of Participants, the term "Participant" shall include an Employee regardless of whether such Employee has theretofore met, or thereafter meets, the requirements for participation in the Plan specified in Section 2.02.

     16.02. Requests to Make Rollover Contributions. A Participant may at any time file with the Administrative Committee a request that he be permitted to make a Rollover Contribution. The Administrative Committee shall have the sole discretion (which shall be exercised in an nondiscriminatory manner) as to whether any such Rollover Contribution is permitted and may, as a condition of its approval, require the Participant to furnish such evidence as the Administrative Committee deems appropriate that the requested contribution will constitute a Rollover

Contribution. Any such Rollover Contribution shall be made in cash.

     For purposes of the Plan, a "Rollover Contribution" means a contribution to the Plan of an amount constituting a "rollover amount" or "rollover contribution" under (i) Section 402(c) of the Code, (ii) Section 403(a)(4) of the Code, or (iii) Section 408(d)(3) of the Code, or any successor provisions of the Code.

     16.03. Crediting and Vesting of Rollover Contributions. Any amount contributed as a Rollover Contribution during any month by a Participant shall be remitted to the Funding Agent as soon as practicable after the end of the month and shall be credited to the Participant's account as of the last day of the month. The rights of a Participant to the value of any Rollover Contribution made by him shall at all times be fully vested and nonforfeitable.

     16.04. Accounting for Rollover Contributions. A separate account shall be maintained for a Participant in each investment fund (pursuant to Article V) for any Rollover Contribution.

     16.05. Investment of Rollover Contributions. Any Rollover Contribution made by a Participant shall be invested in accordance with the written directions of the Participant in one or more of the investment funds described in Paragraph A of Exhibit C (without regard to the manner of investment of any other amounts contributed to the Plan on behalf of the Participant).

                                  ARTICLE XVII
                                  ------------
                                  MISCELLANEOUS
                                  -------------

     17.01. Governing Laws. Except as otherwise provided by Section 514 of ERISA, this Plan and all provisions thereof shall be construed and administered according to the laws of the State of New York.

     17.02. Necessary Parties. The Company, the Plan and the named fiduciaries shall be the only necessary parties in any litigation involving the Plan or assets of the Plan, unless otherwise required by law.

     17.03. Titles and Headings Not to Control. The titles to the Articles and the headings of Sections in the Plan are placed herein for convenience of reference only, and in case of any conflict the text of this instrument, rather than such titles or headings, shall control.

     17.04. Gender and Person. The masculine pronoun shall include the feminine and the singular shall include the plural wherever the context so requires.

     17.05. Merger or Consolidation. No merger or consolidation of the Plan with or transfer of assets or liabilities of the Plan to, any other plan shall be permitted unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, con-solidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

     17.06. Applicability of Plan Provisions. If a person retires or otherwise terminates employment and is not thereafter reemployed by a Company, the rights of such person, as well as beneficiaries and any others claiming rights under the Plan in respect of such person, to retirement or other benefits under the Plan shall be governed by the applicable provisions of the Plan as in effect on or before the date such person retired of terminated employment, except as otherwise expressly provided by the Plan or as may be required by law.

     17.07. Military Service. Notwithstanding anything contained in the Plan to the contrary, effective on and after December 4, 1994, Contributions, credit for Years of Service and Hours of Service with respect to qualified military service will be provided in accordance with Code Section 414(u)(4).

                                    EXHIBIT A
                                    ---------

                           Special Rules Applicable to
                         Employees of Transervice Lease
                        Corporation and Its Subsidiaries
                        --------------------------------

     Brink's, Incorporated has entered into a stock purchase agreement providing for the sale of Transervice Lease Corporation ("TLC"), effective as of a date identified in such agreement (the "Closing Date").

     As a result of this sale, TLC (and its subsidiaries) shall cease to be a participating "Company" as of the Closing Date and the following special rules and procedures shall apply exclusively to employees of TLC and its subsidiaries ("TLC Employees") in accordance with Section l2.03 of the Company's Savings-Investment Plan:

     1. The account balance of a TLC Employee under the Plan shall not become payable until after retirement or other separation from service with TLC (or its successor) or any parent, subsidiary or other affiliate of TLC. Any such TLC Employee shall continue to be a Participant until final payment is made, but with no Contributions to be payable for periods after the Closing Date (but earnings shall continue to accrue on his account balance).

     2. Any election made by a TLC Employee under the Plan prior to the Closing date shall continue in effect under the Plan.

                                    EXHIBIT B

                      Special Rules Applicable to Employees
                        of Mountain Forest Products, Inc.
                        ---------------------------------

     This Exhibit B describes special provisions applicable to Employees who were employees of Mountain Forest Products, Inc. immediately prior to January 1, 1996. To the extent the provisions in this Exhibit B are inconsistent with the terms contained in the remainder of the Plan, the provisions contained in this Exhibit B will take precedence.

I.  Merger of Plans
    ---------------

     As of January 1, 1996 (the "Merger Date"), the Profit Sharing Plan of Mountain Forest Products, Inc. ("Prior Plan") was merged into the Plan, and the assets of the Prior Plan were invested in the Minerals Stock account of the Company Stock Fund in accordance with Sections 5.04 and 5.05 of the Plan. An Employee with an account balance under the Prior Plan shall become a Participant in this Plan, even if he does not file an application to have Basic Contributions made on his behalf.

II.  Participation
     -------------

     An Employee employed by Mountain Forest Products, Inc. immediately prior to the Merger Date shall be eligible to participate in the Plan with respect to future Basic Contributions as of or following the date (not earlier than January 1, 1996) on which he satisfies the requirements contained in Section 2.02 determined as if Mountain Forest Products, Inc. had been a Component Member since the Employee's date of hire.

III.  Vesting
      -------

     A. Minimum Vested Percentage. In no event will the vested percentage applicable to the portion of a Participant's accounts attributable to employer contributions determined in accordance with Section 3.02 be less than his vested percentage determined in accordance with the terms of the Prior Plan as of the Merger Date.

     B. Years of Service. An Employee's Years of Service shall be determined as if Mountain Forest Products, Inc. had been a Component Member since the Employee's date of hire.

     C. Election. A Participant who had completed at least three "years of vesting service" (as determined under the Prior Plan as of the end of the election period described below) may irrevocably elect to have his vested percentage determined in accordance with the terms of the Prior Plan as in effect on the Merger Date. The election period shall begin on the date the amendment is adopted that adds this Exhibit B to the Plan and ends on the date that is 60 days after the latest of the following dates: (i) the adoption date of such amendment, (ii) the effective date of such amendment and (iii) the date on which Participants are notified of such Plan amendment.

                                    EXHIBIT C
                                    ---------

                    Investment Funds Available for Investment
                    -----------------------------------------
                      of Basic, Supplemental, Rollover and
                      ------------------------------------
                       After-Tax Contributions Pursuant to
                       -----------------------------------
                 Section 5.03 of the Plan; Transfer Restrictions
                 -----------------------------------------------


     A. Investment Funds. The following T. Rowe Price funds are available for investment of all such contributions:

     1.   Personal Strategy Funds:

          (a)  Growth Fund.

               Objective: Provide the highest total return over time consistent with a primary emphasis on capital appreciation; income is intended to play a secondary role.

          (b)  Balanced Fund.

               Objective: Provide the highest total return over time consistent with an emphasis on both capital appreciation and income.

          (c)  Income Fund.

               Objective: Provide the highest total return over time consistent with a primary emphasis on income (bonds) and a secondary emphasis on capital appreciation (stocks).

     2.   Equity Income Fund

          Objective: To provide a higher level of income and also capital appreciation primarily (but not exclusively) through investment in common stocks.

     3.   Equity Index Fund.

          Objective: To match the performance of the Standard & Poor's 500 Composite Stock Index.

     4.   International Stock Fund.

          Objective: To provide long-term capital growth through investments in common stock of established, non-U.S. companies.

     5.   New America Growth Fund.

          Objective: To provide long-term capital growth, primarily via common stocks of U.S. companies in service industries.

     6.   New Horizons Fund.

          Objective: Long-term growth of capital primarily in common stocks for young, emerging growth companies which have the potential to become major companies.

     7.   Small-Cap Value Fund.

          Objective: Provide long-term capital growth, primarily in common stock of small, undervalued companies.

     8.   Spectrum Income Fund.

          Objective: Provide a high level of current income for a managed mix of funds.

     9.   Stable Value Fund.

          Objective: Provide principal stability and a high level of monthly income.

     10.  Science & Technology Fund.

          Objective: Provide long-term capital growth through investmentsin Companies expected to benefit from scientific and technological progress.

     The Pension Committee or the Administrative Committee may, at any time or from time to time, change in any respect the investment funds offered under the Plan or the terms and conditions relating to an investment in any such fund as the Pension Committee or Administrative Committee, in its sole discretion, deems advisable and in the best interests of Participants and their Beneficiaries.

     B. Pittston Stock Fund. The Pittston Stock Fund is Aavailable only for investment of Basic and Supplemental Contributions.

     Basic and Supplemental Contributions made after 1999 to the Pittston Stock Fund in accordance with a Participant's directions shall be invested solely in Pittston Brink's Group Common Stock.

     As of the Exchange Date, all shares of Pittston BAX Group Common Stock and Pittston Minerals Group Common Stock held in the Pittston Stock Fund shall be converted into shares of Pittston

Brink's Group Common Stock by multiplying the number of shares of Pittston BAX Group Common Stock and Pittston Minerals Group Common Stock held in the Pittston Stock Fund by the BAX Exchange Ratio or the Minerals Exchange Ratio, respectively. Investments in the Pittston Stock Fund are subject to the condition that the registration and qualification under federal and state laws, and the listing on the New York Stock Exchange of the shares of Common Stock have been effected to the satisfaction of the Administrative Committee, and no such investment shall be made or be effective so long as such condition shall not be met.

     C. Automatic Transfers of Accounts Pursuant to the Second Proviso to the Second Sentence of Section 5.03:



===================================================================================================
Value Represented by Balance as of April 1, 1996
(including the value of contributions for March
1996) in the following American Express/IDS            Will be transferred to and invested in the
Accounts:                                              following T. Rowe Price Funds:


American Express Trust                         to      Stable Value Fund
  Income Fund II*
IDS Mutual Fund                                to      Personal Strategy Balanced Fund
IDS New Dimensions Fund                        to      New America Growth Fund
American Express Trust                         to      Equity Index Fund
  Equity Index Fund II
Templeton Foreign Fund                         to      International Stock Fund
===================================================================================================

----------
*The transfer from this Fund has been restricted by American Express/IDS and the aggregate balance in the Fund is expected to be transferred in installments over a period of approximately six months ending in October 1996.

                                    EXHIBIT D

                      Special Rules Applicable to Employees
                      -------------------------------------
                          of Paramont Coal Corporation
                          ----------------------------


     This Exhibit D describes special provisions applicable to Employees of Paramont Coal Corporation. To the extent the provisions in this Exhibit D are inconsistent with the terms contained in the remainder of the Plan, the provisions contained in this Exhibit D will take precedence.

1.   Merger of Plans

     As of April 1, 1996 (the "Merger Date"), the Production Incentive Plan of Paramont Coal Corporation ("Prior Plan") will be merged into the Plan and the Prior Plan will be terminated. As of the Merger Date, the account balances of each Employee who was a participant in the Prior Plan will be allocated to the
T. Rowe Price Stable Value Fund and will be transferred to such Fund as soon as practicable thereafter. Subsequent to the initial transfer of account balances to the T. Rowe Price Stable Value Fund, Employees with transferred account balances may elect to allocate such balances to other Funds in accordance with
Article V of the Plan. Any Employee with an account balance under the Prior Plan shall become a Participant in this Plan, even if he does not file an application to have Basic Contributions made on his behalf.

2.   Participation

     As of April 1, 1995, each Employee of Paramont Coal Corporation became eligible to participate in the Plan with respect to future Basic Contributions as of or following the date on which he satisfied the requirements contained in
Section 2.02 of the Plan, determined as if Paramont Coal Corporation had been a Component Member since the Employee's date of hire.

3.   Minimum Vested Percentage

     As of the Merger Date, Employees who were participants in the Prior Plan will be fully vested in their individual account balances transferred from the Prior Plan and in any other amounts contributed to such Employees' accounts under the Plan.

4.   Loans

     As of the Merger Date, all loans granted under Section 6.03 of the Prior Plan which remain outstanding will be transferred to the Plan, and each Employee with an outstanding loan under the Prior Plan will be required to continue repayment of the loan in accordance with the repayment provisions agreed to at the time the loan was granted.

                                    Exhibit E
                                    ---------

                    Special Provisions Applicable to Certain
                    ----------------------------------------
                           Former Participants in the
                           --------------------------
                           Air Transport International
                           ---------------------------
                            Limited Liability Company
                            -------------------------
                           Profit Sharing/401(k) Plan
                           --------------------------


     This Exhibit E describes special provisions applicable to certain Employees who were participants in (or eligible to become participants in) the Air Transport International Limited Liability Companies Profit Sharing/401(k) Plan ("ATI Plan"). To the extent the provisions in this Exhibit E are inconsistent with the terms contained in the remainder of the Plan, the provisions contained in this Exhibit E will take precedence.

1.   Transfer of Assets as of October 1, 1998.

     As of October 1, 1998 (the "Initial Transfer Date"), assets and liabilities attributable to participants in the ATI Plan who are not covered by a collective bargaining agreement that provides for participation in the ATI Plan and who are employed by the Air Transport International Limited Liability Company ("ATI") on the Initial Transfer Date ("Eligible Employees") will be transferred to the Plan and the trust established hereunder. As of the Initial Transfer Date, the account balances of each Eligible Employee will be mapped over to a comparable fund among the T. Rowe Price funds available under the Plan. Subsequent to the initial transfer of account balances to such Funds, Employees with transferred account balances may elect to allocate such balances to other Funds in accordance with Article V of the Plan.

     An Eligible Employee with an account balance under the ATI Plan shall become a Participant in this Plan on the Initial Transfer Date even if he or she does not file an application to have Basic Contributions made on his or her behalf.

2.   Participation.

     An Eligible Employee or an individual who would have become eligible to be an Eligible Employee after satisfaction of the age and service requirements in the ATI Plan and who was employed by ATI immediately prior the Initial Transfer Date shall be eligible to participate in the Plan with respect to future Basic Contributions as of the date (but not earlier than the Initial Transfer Date) on which he or she first satisfies the requirements contained in Section 2.02 determined as if ATI had been a Component Member since the Eligible Employee's date of hire with ATI.

3.   Vesting.

     In no event will the vested percentage applicable to the portion of a Participant's accounts attributable to employer contributions determined in accordance with Section 3.02 be less than his or her vested percentage determined in accordance with the terms of the ATI Plan as of the Initial Transfer Date. Thus, a Participant who was a participant in the ATI Plan will be 20%


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vested in the portion of his or her account attributable to employer contributions if he or she has two (but less than three) Years of Service and will be fully vested upon attainment of age 60 while in the employ of a Component Member.

     An Employee's Years of Service shall be determined as if ATI had been a Component Member since the Employee's date of hire by ATI.

4.   Distributions.

     A Participant who was a participant in the ATI Plan whose accounts have a value of more than $3,500 may elect to receive the value of his or her accounts in approximately equal regular installments at a rate of not less than $1,200 not less frequently than annually nor more frequently than monthly over a period to be selected by the Participant but not to exceed a period extending beyond the lesser of his life expectancy or 15 years. A Participant's life expectancy shall be determined in accordance with regulations promulgated under Section 72 of the Code, shall be determined at the time benefit payments are to commence and shall not be recomputed during the installment payout period.

5.   Future Transferred Employees.

     In the event that a participant in the ATI Plan who was covered by a collective bargaining agreement that provides for


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participation under the ATI Plan ceases to be covered under such a collective bargaining agreement ("Transferred Employee") after the Initial Transfer Date, the following provisions will apply:

     1. Transfer. Assets and liabilities attributable to such a Transferred Employee shall be transferred from the ATI Plan to the Plan and the trust created thereunder as soon as practicable following the date on which such individual becomes a Transferred Employee. Such amounts will be mapped over to a comparable fund among the T. Rowe Price funds available under the Plan and thereafter may be allocated among all Funds in accordance with Article V.

     2. Participation. A Transferred Employee shall become a Participant in the Plan on the date his account balance is transferred to the Plan from the ATI Plan and he or she shall be eligible to participate in the Plan with respect to future Basic Contributions as of the date (but not earlier than the date on which he became a Participant) on which he or she first satisfies the requirements of Section 2.02 determined as if ATI had been a Component Member since the Transferred Employee's date of hire with ATI.

     3. Vesting. Vesting of a Transferred Employee's accounts shall be determined in accordance with Section III of the Exhibit except that his or her vested percentage


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

          shall not be less than his or her vested percentage determined in accordance with the terms of the ATI Plan as of the date the Transferred Employee becomes a Participant (rather than as of the Initial Transfer Date). A Transferred Employee will be fully vested upon attainment of age 60 while in the employ of a Component Member.

     1. Distribution. Distribution of a Transferred Employee's accounts shall be subject to the provisions of Section IV of this Exhibit E.


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